Exhibit 99.1

PROJECT DIAMOND HOLDINGS CORPORATION

AUDITED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2015

PROJECT DIAMOND HOLDINGS CORPORATION

INDEPENDENT AUDITOR'S REPORT
To the Audit Committee and Stockholders of
Project Diamond Holdings Corporation and Subsidiaries
Herndon, Virginia
We have audited the accompanying consolidated financial statements of Project Diamond Holdings Corporation ("PDHC") and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2015 and the related consolidated statements of operations and comprehensive loss, changes in stockholders' deficit, cash flows and changes in accumulated other comprehensive loss by component for the year ended December 31, 2015, and the related notes to the consolidated financial statements.
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor's Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PDHC and its subsidiaries as of December 31, 2015, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Emphasis of a Matter
As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for goodwill in the consolidated financial statements for the year ended December 31, 2015 due to unwinding the effects of the adoption of Accounting Standards Update No. 2014-02, Accounting for Goodwill, a consensus of the Private Company Council as the Company meets the definition of a public business entity. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP
McLean, VA
March 30, 2016, except for the "Recently Adopted Accounting Pronouncements" and "Goodwill" paragraphs in Note 2, which are as of March 14, 2017

PROJECT DIAMOND HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEET
(in thousands, except share data)

December 31,
2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$66,172
Accounts receivable, net of allowance of $1,512	91,672
Deferred income taxes	15,196
Prepaid expenses and other current assets	16,917
Income taxes receivable	141
TOTAL CURRENT ASSETS	190,098
PROPERTY AND EQUIPMENT, NET	27,916
LONG-TERM DEFERRED INCOME TAXES	778
INTANGIBLE ASSETS, NET	328,629
GOODWILL	700,910
OTHER ASSETS	17,025
TOTAL ASSETS	$1,265,356

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Current portion of long-term debt	$-
Accounts payable and accrued expenses	73,689
Deferred revenues	182,757
Deferred income taxes	87
Income taxes payable	1,113
TOTAL CURRENT LIABILITIES	257,646
LONG-TERM DEBT	1,202,512
LONG-TERM DEFERRED INCOME TAXES	113,484
OTHER TAX LIABILITIES	2,186
OTHER LONG-TERM LIABILITIES	11,662
TOTAL LIABILITIES	1,587,490
COMMITMENTS AND CONTINGENCIES (NOTE 17)
STOCKHOLDERS' DEFICIT:
Class A, $0.01 par value - authorized, 750,000 shares; 39,052 issued and outstanding at December 31, 2015	-
(Liquidation value $40,804,230 at December 31, 2015)
Class B, $0.01 par value - authorized, 125,000,000 shares; 94,970,313 issued and outstanding at December 31, 2015	950
Class C, $0.01 par value - authorized, 125,000,000 shares; 2,764,716 issued and outstanding at December 31, 2015	28
Additional paid-in capital	44,236
Accumulated deficit	(343,211)
Accumulated other comprehensive loss	(24,137)
TOTAL STOCKHOLDERS' DEFICIT	(322,134)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,265,356

See accompanying notes to consolidated financial statements.

PROJECT DIAMOND HOLDINGS CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands)

Year Ended
December 31, 2015
REVENUES:
Products	$185,601
Maintenance and support services	205,277
Consulting services and other	75,629
Total revenues	466,507

COST OF REVENUES:
Cost of products	69,271
Cost of maintenance and support services	24,724
Cost of consulting services and other	67,953
Total cost of revenues	161,948
GROSS PROFIT	304,559

OPERATING EXPENSES:
Research and development	60,523
Sales and marketing	173,870
General and administrative	42,707
Restructuring charge	2,094
Total operating expenses	279,194
INCOME FROM OPERATIONS	25,365

Interest income	67
Interest expense	(73,988)
Other income, net	474
Loss on extinguishment of debt	(17,344)
Gain on assignment of WMG contracts	153
LOSS BEFORE INCOME TAXES	(65,273)
Income tax benefit	(26,976)

NET LOSS	$(38,297)

See accompanying notes to consolidated financial statements.

PROJECT DIAMOND HOLDINGS CORPORATION
CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
(in thousands)

Year Ended
December 31, 2015

NET LOSS	$(38,297)
Foreign currency translation adjustments, net of tax	(14,007)
Actuarial loss on defined benefit plan, net of tax	(229)
Unrealized loss on hedge transactions, net of tax	(22)
Other comprehensive loss	(14,258)
COMPREHENSIVE LOSS	$(52,555)

See accompanying notes to consolidated financial statements.

PROJECT DIAMOND HOLDINGS CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

Year Ended
December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(38,297)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	1,583
Depreciation and amortization	120,934
Amortization of debt issuance costs and debt discount	2,320
Loss on extinguishment of debt	17,344
Gain on assignment of WMG contracts	(153)
Stock-based compensation expense	492
Restructuring charge, net	1,012
Loss on disposal of fixed assets	27
Other non cash activity	(3)
Deferred income taxes	(34,703)

Changes in assets and liabilities:
Accounts receivable, net	8,899
Prepaid expenses and other assets	(7,298)
Accounts payable and accrued expenses	7,583
Income taxes receivable/payable	1,081
Other tax liabilities	1,344
Other long-term liabilities	(692)
Deferred revenues	16,263
Net Cash Provided by Operating Activities	97,736

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of HRsmart, net of cash acquired	(44,102)
Acquisition of Centurion, net of cash acquired	(1,000)
Acquisition of intellectual property	(900)
Purchase of property and equipment	(13,472)
Capitalized software development costs	(882)
Net Cash Used in Investing Activities	(60,356)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(24,216)
Proceeds from issuance of debt, net of original issuance discount	288,642
Payments for debt issuance costs	(2,371)
Repayment of borrowings from line of credit	(15,000)
Proceeds from revolving line of credit	15,000
Dividends paid to shareholders	(53,254)
Repurchase/redemption of common stock	(229,616)
Proceeds from exercise of stock options	31
Net Cash Used in by Financing Activities	(20,784)

IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND
CASH EQUIVALENTS	(2,559)

NET INCREASE IN CASH AND CASH EQUIVALENTS	14,037

CASH AND CASH EQUIVALENTS––Beginning of year	52,135

CASH AND CASH EQUIVALENTS––End of year	$66,172

See accompanying notes to consolidated financial statements.

PROJECT DIAMOND HOLDINGS CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

Year Ended
December 31, 2015

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Noncash activity during the current period:
Contingent consideration for acquisition of intellectual property	$595
Contingent consideration for Sohnar acquisition	$(188)
Cash paid during the period for:
Interest	$64,723
Income taxes, net	$5,275

See accompanying notes to consolidated financial statements.

PROJECT DIAMOND HOLDINGS CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
(in thousands, except share data)

									Accumulated
	Class A		Class B		Class C		Additional		Other	Total
	Common Stock		Common Stock		Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Deficit

Balance at January 1, 2015	268,063	$3	95,232,220	$952	2,764,716	$28	$272,764	$(251,100)	$(9,879)	$12,768

Net loss								(38,297)		(38,297)
Stock-based compensation expense							492			492
Other comprehensive loss									(14,258)	(14,258)
Dividends paid on common stock repurchased/redeemed
Exercise of stock options			11,823	-			31			31
Repurchase/redemption of common stock	(229,011)	(3)	(273,730)	(2)			(229,051)	(560)		(229,616)

Balance at December 31, 2015	39,052	$–	94,970,313	$950	2,764,716	$28	$44,236	$(343,211)	$(24,137)	$(322,134)

See accompanying notes to consolidated financial statements.

PROJECT DIAMOND HOLDINGS CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN ACCUMULATED OTHER COMPREHENSIVE LOSS BY COMPONENT
(in thousands)

	Gains (Losses) on Cash Flow Hedges	Defined Benefit Pension Items	Foreign Currency Translation Adjustments	Total

Balance at January 1, 2015	$22	$(295)	$(9,606)	$(9,879)

Other comprehensive loss before reclassifications	124	(229)	(14,007)	(14,112)
Amounts reclassified from accumulated other comprehensive loss	(146)	-	-	(146)
Net current period other comprehensive loss	(22)	(229)	(14,007)	(14,258)

Balance December 31, 2015	$-	$(524)	$(23,613)	$(24,137)

See accompanying notes to consolidated financial statements.

PROJECT DIAMOND HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Organization
On October 10, 2012, pursuant to an Agreement and Plan of Merger by and among Deltek, Inc. ("Deltek"), Project Diamond Holdings Corporation ("PDHC" and, together with its subsidiaries, the "Company") and Project Diamond Merger Corp. ("Merger Sub"), Merger Sub merged with, and into Deltek, with Deltek continuing as the surviving corporation (the "Merger"). As a result of the Merger and at the Effective Time (as defined in the Merger Agreement), Deltek became an indirect wholly-owned subsidiary of PDHC.
The Company is a leading global provider of enterprise software and information solutions for government contractors, professional services firms, and other project-based businesses. Over 22,000 organizations around the world use Deltek to research and identify opportunities, win new business, optimize resources, streamline operations, and deliver more profitable projects for their customers. Deltek is incorporated in Delaware and was founded in 1983. PDHC is incorporated in Delaware and was founded in 2012.
In 2015, Deltek acquired HRsmart, Inc. ("HRsmart"). In 2014, Deltek acquired Sohnar Limited ("Sohnar") and Axium Holdings, Inc. ("Axium"). These acquisitions complement, enhance, and broaden the products, services and solutions the Company offers, grow its customer base and enable the Company to expand into new geographies and markets. Refer to Note 2, Business Acquisitions, for additional details of the acquisitions.
Principles of Consolidation and Basis of Presentation
The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") and include the accounts of PDHC and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Areas of the financial statements where estimates may have the most significant effect include the allowance for doubtful accounts receivable and sales allowances, lives of tangible and intangible assets, impairment of long-lived and other assets, realization of deferred tax assets, accrued liabilities, contingent liabilities, revenue recognition, valuation of assets and liabilities acquired in business combinations, and provisions for income taxes. Actual results could differ from those estimates.
Revenue Recognition
The Company's revenues are generated primarily from four sources: licensing of software products, subscriptions, (including software-as-a-service ("SaaS"), and access to market intelligence, analysis and business development related services), maintenance and support for those products ("Post-contract Customer Support" or "PCS"), and consulting services (including implementation and training services) related to those products. The Company recognizes revenue in accordance with Accounting Standards Codification ("ASC") 985-605, Software – Revenue Recognition ("ASC 985-605"), and ASC 605-25, Revenue Recognition – Multiple-Element Arrangements ("ASC 605-25"), and in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition.
Revenue is generally recognized when all of the following conditions have been satisfied:
•	Persuasive evidence of an arrangement exists. It is the Company's practice to require a signed contract or an accepted purchase order for existing customers.
•
Delivery has occurred. The Company delivers software by secure electronic means or physical delivery. Both means of delivery transfer title and risk to the customer. Shipping terms are generally Free on Board shipping point.

•
The fees from the sale are fixed or determinable. The Company recognizes revenue only when the fees for the arrangement have been determined to be fixed; that is the fee is documented and any uncertainties surrounding customer acceptance are resolved and there are no refund, return, or cancellation rights associated with the delivered elements. Fees from perpetual license sales are generally considered fixed or determinable when payment terms are within the Company's standard payment terms for given products.

•
Collectibility is reasonably assured. Amounts receivable must be collectible. For arrangements that do not meet our collectibility standards, revenue is recognized as cash is received.  Billings made or payments received in advance of providing services are deferred until the period these services are provided.

Product Revenues
Perpetual Software Licenses – Customers who license the software on a perpetual basis receive rights to use the software for an indefinite time period and an option to purchase PCS. Under its perpetual software license and maintenance or support agreements and in accordance with ASC 985-605, PCS revenue is recognized ratably on a straight-line basis over the period of performance, while the perpetual license is recognized on a residual basis so long as vendor specific objective evidence ("VSOE") of value exists for PCS.
Term Software Licenses – The Company also sells its software products under term license agreements. Term licenses offer the customer rights to software and related maintenance and support for a specific fixed period of time, usually between 12 and 36 months. In some cases, implementation or other consulting services are sold along with the term license.  Customers generally prepay for term licenses.  Term license revenue is recognized over the contractual period of the license. In cases where perpetual licenses and other elements are sold in combination with term licenses, all revenue is recognized ratably over the longest period of performance for the undelivered element(s) for which VSOE does not exist once the Company has commenced delivery of all elements.
The Company's standard payment terms for its perpetual and term licenses are generally 30 to 60 days and not beyond 180 days. The Company considers the license fee to be fixed or determinable unless the fee is subject to refund or adjustment or is not payable within the Company's standard payment terms. Payment terms that extend beyond 180 days have been viewed as outside the Company's standard, and revenue from such arrangements is generally recognized as payments become due.
The Company's software license agreements generally do not include customer acceptance provisions; if acceptance provisions are provided, delivery is deemed to occur upon acceptance. Perpetual and term license revenues from resellers are recognized using a sell-through model whereby the Company recognizes revenue when evidence of a sales arrangement exists between reseller and end-user.
SaaS – SaaS is a model of software deployment used by the Company where an application is hosted as a service provided to customers across the internet. SaaS services generally include access to the Company's software application via an internet connection, the related hosting of the application and PCS. Customers receive automatic updates and upgrades and new releases of the products as they become available. SaaS customers cannot take possession of the software. SaaS subscription agreements are generally for a period of 12 to 60 months. Revenue is recognized monthly as the services are delivered. Implementation services provided in connection with subscription services are generally considered not to be essential to any of the other elements in the arrangement, to have stand-alone value, and therefore, are recognized to revenue as performed.  Should such services be determined to be necessary for the customer to access the SaaS service, revenue attributable to the required services would be deferred and recognized ratably over the life of subscription period or over the expected life of the customer relationship should the Company anticipate the expected life of the relationship to be materially longer.
Subscription Services – Subscription arrangements include access to market intelligence analysis and business development services. Such arrangements generally provide customers with access to the Company's GovWin products for a fixed period of time, usually between 12 and 36 months.  Customers generally prepay for these subscription offerings and revenue for these services is recognized over the term of the subscription.
Maintenance and Support Services or PCS Revenues
Maintenance and support services include unspecified periodic software upgrades or enhancements, bug fixes and phone support.  Initial annual maintenance and support are typically sold as a consistent percentage of the software price. Customers generally prepay for maintenance and revenue is generally recognized ratably over the term of the maintenance period.
Consulting Services Revenues
Implementation and Design Services – The Company's consulting services consist primarily of implementation services, training, and design services. Consulting services are also regularly sold separately from other elements, generally on a time-and-materials basis, but also under fixed-fee arrangements.

Consulting services are generally considered to not be essential to the functionality of the Company's software and are usually completed in three to six months, though larger implementations may take longer. The Company generally recognizes revenues for these services as they are performed. In those rare occasions where services in an arrangement may be considered essential to the software functionality or the services carry a significant degree of risk or unique acceptance criteria, the Company recognizes the perpetual license and services revenue together in accordance with ASC 605-35, Revenue Recognition – Construction-Type and Production-Type Contracts ("ASC 605-35"). Direct costs related to these arrangements are deferred and expensed as the related revenue is recognized.
Implementation, installation and other consulting services are generally billed based upon hourly rates, plus reimbursable out-of-pocket expenses and related administrative fees. Revenue on these arrangements is recognized based on hours actually incurred at the contract billing rates, plus out-of-pocket expenses. Implementation, installation and other consulting services revenue under fixed-fee arrangements is generally recognized as the services are performed under the proportional performance model.
Training – The Company generally sells training services at a fixed rate for each specific training session at a per-attendee or per-class price, and revenue is recognized when training is delivered. The Company also sells training on a time-and-materials basis. In situations where customers pay for services in advance of the services being rendered, the related prepayment is recorded as deferred revenue and recognized as revenue when the services are performed.
Multiple-Element Arrangements
Separate elements, like software licenses, subscription services, professional services or other products and services, sometimes are sold together as part of one arrangement.  Elements sold together like this are considered to be part of one multiple-element arrangement.
In accordance with ASC 605-25, each deliverable within a multiple-deliverable revenue arrangement is accounted for as a separate unit of accounting if both of the following criteria are met: (1) the delivered item has value to the customer on a standalone basis and (2) for an arrangement that includes a right of return relative to the delivered item, delivery or performance of the delivered item is considered probable and within our control.
If the deliverables do not meet the criteria for being a separate unit of accounting then they are combined with a deliverable that does meet that criterion. The arrangement consideration is allocated at the inception of an arrangement to all deliverables using the relative selling price method in accordance with the selling price hierarchy as prescribed in ASC 605-25.   The Company determines selling price using VSOE, if it exists; otherwise, third-party evidence ("TPE") is used. If neither VSOE nor TPE of selling price exists for a unit of accounting, the best estimate of selling price ("BESP") is used. VSOE is generally limited to the price at which the Company sells the element in a separate stand-alone transaction. TPE is determined based on the prices charged by competitors for a similar deliverable when sold separately. It is difficult for the Company to obtain sufficient information on competitor pricing, so management may not be able to substantiate TPE. If the selling price cannot be established based on VSOE or TPE, then BESP is used. BESP is derived by considering the selling price for similar products and services and the Company's ongoing pricing strategies. The selling prices used in the Company's allocations of arrangement consideration are analyzed at minimum on an annual basis and more frequently if the Company's business necessitates a more timely review.
The Company has determined that it has established VSOE on its maintenance and support services, consulting services, and training based on the price charged for these elements when sold on a stand-alone basis.  For maintenance and support agreements, the method of determining VSOE varies depending on product line.  For the majority of software products, VSOE of maintenance is based upon the stated renewal rate, if the renewal rate is deemed substantive.  For those products where the stated renewal rate is not used, VSOE is determined based upon the consistency of historical renewal rates.
Multiple-Element SaaS and Subscription Arrangements – When SaaS and subscription arrangements are sold together with implementation services, the Company applies the guidance in ASC 605-25 and evaluates such arrangements to determine whether the implementation services qualify as a separate unit of accounting. When subscription service arrangements involve multiple-elements that qualify as separate units of accounting, the Company allocates arrangement consideration at the inception of the arrangement to all deliverables based on the relative selling price model in accordance with the selling price hierarchy. Management has concluded that the Company's implementation services provided with SaaS and subscription offerings generally are not essential and therefore are accounted for as a separate unit of accounting.  As a result, SaaS and subscription implementation fees paid by customers are recognized as the implementation services are performed.  For those arrangements where the implementation services have been determined to not qualify as a separate unit of accounting, the implementation services revenue is recognized ratably over the subscription period.

SaaS offerings also include a PCS component. The Company has determined that the SaaS and PCS elements cannot be separated, and therefore, accounts for these as one combined unit of accounting and recognizes revenue over the applicable service period.
Multiple-Element Software Arrangements – When the Company licenses its software on a perpetual basis in a multiple-element arrangement, that arrangement typically includes PCS and may also include implementation services.  For such arrangements, the Company follows the guidance in ASC 985-605.  The Company has determined that VSOE has been established for PCS and implementation services.
The Company has determined that services are generally not essential to the functionality of the software, and generally are not required to be provided by the Company for the customer to use its software licenses, but rather enhance the benefits that the software can bring to the customer.  The services provided do not result in significant customization or modification of the software and can also be performed by the customer or a third-party.  As a result, the license revenue is recognized under the residual method. The implementation services are recognized as delivered and revenue for PCS is recognized over the contracted maintenance and support period.
In determining VSOE for the implementation services element, the separability of the implementation services from the software license and the value of the services when sold on a standalone basis are considered. The Company also considers the nature of the services, the timing of when the services contract was negotiated and signed in relation to the negotiation and execution of the perpetual license contract and delivery of the software, and whether the services can be performed by others.
Where services are essential to the software functionality or the services carry a significant degree of risk or unique acceptance criteria, the Company recognizes the perpetual licenses, term licenses and services revenue together in accordance with ASC 605-35.
Multiple-Element Arrangements that include both Software and Non-Software Elements – Where a multiple-element arrangement includes both software and non-software elements, the guidance in ASC 605-25 is applied to first allocate the arrangement consideration to the software elements as a group and the non-software elements based on relative selling price.  ASC 985-605 is then applied to the software element group to properly allocate value to the individual software elements.
For income statement presentation purposes, revenue is classified based on VSOE where available. For term licenses, VSOE has not yet been established and revenue for the undelivered term license is reported based on the contractually stated renewal rate. For perpetual licenses, the arrangement fee is allocated to the perpetual software license through application of the residual method.
For software arrangements that require the Company to deliver future specified products or services for which VSOE of fair value is not available, the entire arrangement is deferred until VSOE for the future specified product is available or delivery has occurred. For income statement classification purposes, revenue is allocated first to the undelivered element based on VSOE. Any remaining arrangement fee is then allocated to the software license.
Sales taxes and other taxes collected from customers and remitted to governmental authorities are presented on a net basis and, as such, are excluded from revenues.

   Product revenues and cost of product revenues in the consolidated statement of operations are comprised of the following sources of revenues and their associated costs of revenues (in thousands):
Year Ended
December 31, 2015
Product revenues:
Software licenses
Perpetual licenses	$77,562
Term licenses	10,404
Total software licenses	87,966
Subscriptions and SaaS	$97,635
Total product revenues	$185,601

Cost of product revenues:
Cost of software licenses
Perpetual licenses	$23,263
Term licenses	1,370
Total cost of software licenses	24,633
Cost of subscriptions and SaaS	44,638
Total cost of product revenues	$69,271

Amortization of intangibles included in "Cost of Product Revenues" on the consolidated statement of operations was $31.1 million for the year ended December 31, 2015.
Cash and Cash Equivalents
The Company considers all liquid investments with an original or purchased maturity of three months or less to be cash equivalents. The Company's cash equivalents primarily include funds held in a money market account on a short-term basis.
The Company's cash and cash equivalents (in thousands) are as follows:

December 31,
2015

Cash	$46,008
Money market fund investments	20,164
Total cash and cash equivalents	$66,172
Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are comprised of amounts due to the Company arising from normal business activities. The Company maintains an allowance for estimated losses resulting from the expected failure of some of its customers to make required payments (or "credit losses"). The provision for doubtful accounts (credit losses) is charged to "General and Administrative" expense. The Company estimates uncollectible amounts for credit losses based upon historical trends, age of customer receivable balances, and evaluation of specific customer receivable activity.
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets primarily consist of deferred commission expense, prepaid fees for third-party software, prepaid maintenance for internal use software, prepaid rent, debt issuance costs, prepaid costs associated with Deltek's annual user conference and other assets. Commissions related to subscription services and term licenses are deferred and recognized to expense ratably over the term of the order and included in "Sales and Marketing" expense in the Company's consolidated statement of operations.
Concentrations of Credit Risk
Financial instruments that could subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. At December 31, 2015 the Company's cash equivalents were invested in a money market fund that invests primarily in a portfolio of short-term United States ("U.S.") Treasury securities. These investments include repurchase agreements collateralized fully by U.S. Treasury securities. As a result, the risk of non-performance of the money market fund is very low. The investment units have a net asset value equal to $1.00 with no withdrawal restrictions, and there are no investments in auction rate securities. In addition, the money market fund has not experienced a decline in value and its net asset value has historically not dropped below $1.00. The credit risk with respect to accounts receivable is diversified due to the large number of entities comprising the Company's customer base and credit losses have generally been within the Company's estimates.
Property and Equipment
Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally five to seven years for furniture and equipment, three to five years for computer equipment, and three to five years for software. Leasehold improvements are amortized over the shorter of the useful life of the asset or the lease term, generally five to ten years.
Foreign Currency Translation and Transactions
The Company's consolidated financial statements are translated into U.S. dollars in accordance with ASC 830, Foreign Currency Matters. For all operations outside the United States, assets and liabilities are translated in U.S. dollars at the current rates of exchange in effect at the balance sheet date. Income and expense items are translated at the average exchange rate that prevailed during the period. The resulting translation adjustments are recorded in "Accumulated Other Comprehensive Loss," a separate component of stockholders' equity. Foreign currency transactions are denominated in a currency other than a subsidiary's functional currency. A change in the exchange rates between a subsidiary's functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in expected functional currency cash flows is reported by the Company as a foreign currency transaction gain (loss) and is recorded in "Other Expense, Net."
Software Development Costs
Software development costs incurred subsequent to establishing technological feasibility and until general release of the software products are capitalized in accordance with ASC 985-20, Software—Cost of Software to be Sold, Leased or Marketed. All other research and development costs are expensed as incurred. Certain development efforts include the preparation of a detailed program design, which is the basis for establishing technological feasibility. Other efforts do not involve creation of a detailed program design, and therefore technological feasibility is not established until a working model of the software is developed.
Amortization of capitalized development costs begins once the products are available for general release. Amortization is calculated using the straight-line method over an estimated useful life of four or five years. At December 31, 2015, the amount of unamortized capital software development costs of $2.9 million are reflected as "Other Assets" in the consolidated balance sheet. Software development costs of $0.9 million were capitalized for the year ended December 31, 2015. Amortization of capitalized software costs for the year ended December 31, 2015 was $0.8 million.
In addition to developing software to be sold, leased or marketed, the Company also develops software for internal use and accounts for such development activity in accordance with ASC 350-40, Intangibles – Goodwill and Other – Internal-Use Software ("ASC 350-40"). In accordance with ASC 350-40, the Company capitalizes internal-use software development costs incurred during the software development stage, which is after completion of the planning stage and up to the point when the software is ready for its intended use. Costs incurred during the planning and post-implementation stages of development are expensed as incurred, as are all training costs. Capitalized costs are included in "Property and Equipment, Net" and were $4.8 million for the year ended December 31, 2015. The capitalized costs are being amortized on a straight-line basis over an estimated useful life of no more than five years.
In accordance with ASC 360, Property, Plant, and Equipment ("ASC 360"), the Company reviews its software development costs for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. Impairment charges on capitalized software development costs for the year ended December 31, 2015 were de minimis.

Income Taxes
Income taxes are accounted for in accordance with ASC 740, Income Taxes ("ASC 740"). Under ASC 740, deferred tax assets and liabilities are computed based on the difference between the financial statement and tax bases of assets and liabilities and are measured by applying enacted tax rates and laws for the taxable years in which those differences are expected to reverse. In addition, in accordance with ASC 740, a valuation allowance is required to be recognized if it is believed more likely than not that a deferred tax asset will not be fully realized. ASC 740 prescribes a recognition threshold of more likely than not and a measurement attribute for all tax positions taken or expected to be taken on a tax return, in order for those positions to be recognized in the financial statements. The Company continually reviews tax laws, regulations and related guidance in order to properly record any liabilities resulting from uncertain tax positions.
Goodwill and Other Intangible Assets
The Company allocates the price paid in a business combination to the assets acquired, including intangible assets and the liabilities assumed at estimated fair values considering a number of factors, including relying in part on the use of an independent appraisal.
The Company amortizes its intangible assets using an accelerated method, which best approximates the proportion of the future cash flows estimated to be generated in each period over the estimated useful life of the applicable asset and evaluated on an annual basis to ensure continued appropriateness.
Acquired intangible assets are being amortized over the following periods:
Research database	10 years
Customer relationships	7 - 9 years
Technology	3 - 6 years
Trade names	2 - 5 years - indefinite life
  Goodwill is tested annually using a two-step quantitative impairment test based on one reporting unit.  The first step utilizes both an income approach (discounted cash flow) and a market approach consisting of a comparable company earnings multiples methodology to estimate the fair value of the reporting unit.  To determine the reasonableness of the estimated fair values, we review the assumptions to ensure that neither the income approach nor the market approach provides significantly different valuations.  If the estimated fair value exceeds the carrying value, no further work is required and no impairment loss is recognized.  If the carrying value exceeds the estimated fair value, the goodwill of the reporting unit is potentially impaired and then the second step would be completed to measure the impairment loss by calculating the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets (including unrecognized intangible assets) of the reporting unit from the fair value of the reporting. If the implied fair value of goodwill is less than the carrying value of goodwill, an impairment loss would be recognized.
Key assumptions used in the income and market approaches are updated when the analysis is performed.  Various assumptions are utilized including forecasted operating results, strategic plans, economic projections, anticipated future cash flows, the weighted-average cost of capital, comparable transactions, market data and earnings multiples.  No impairment was recorded to goodwill as no triggering events occurred in 2015.
In accordance with ASC 350, other indefinite-lived intangible assets, which consist primarily of trade names, are not amortized but instead tested for impairment at least annually. Additionally, other indefinite-lived intangible assets are not being amortized until such time that the useful life is determined to no longer be indefinite in accordance with ASC 350. The Company performs its annual impairment test as of October 1st of each year.  There have been no impairment charges on indefinite-lived intangible assets for the year ended December 31, 2015, as the Company determined that the fair value of these assets exceeded their carrying value.
In accordance with ASC 360, the Company reviews its definite-lived intangible assets, which consist primarily of customer relationships, technology, research database and trade names, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. Impairment charges on definite-lived intangible assets for the year ended December 31, 2015 were de minimis.
Fair Value Measurements
ASC 820, Fair Value Measurements and Disclosures ("ASC 820"), defines fair value, establishes a fair value hierarchy for assets and liabilities measured at fair value, and expands required disclosures about fair value measurements. As of December 31, 2015, the Company measured its money market fund at fair value on a recurring basis based on quoted prices that are equivalent to par value (Level 1). The Company measured its derivative instruments at fair value on a recurring basis using significant other observable inputs (Level 2). The Company did not have any financial assets or liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) as prescribed by ASC 820.
The Company's nonfinancial assets measured at fair value on a nonrecurring basis include goodwill, indefinite-lived intangible assets, and long-lived tangible assets including property and equipment, and assets and liabilities acquired in a business combination. The valuation methods used to determine fair value require a significant degree of management judgment to determine the key assumptions, which include projected revenues, royalty rates and appropriate discount rates. As such, the Company classifies nonfinancial assets subjected to nonrecurring fair value adjustments as Level 3 measurements.
Financial instruments are defined as cash, evidence of an ownership interest in an entity or contracts that impose an obligation to deliver cash or other financial instruments to a third-party. Cash and cash equivalents, which are primarily cash and funds held in money market accounts on a short-term basis, are carried at fair value. The carrying amounts of accounts receivable, accounts payable and accrued expenses approximate fair value due to the short maturity terms of these instruments.
The Company uses derivative instruments to manage the variability of cash flows associated with forecasted transactions denominated in a foreign currency that will take place in the future.  These derivative instruments are accounted for as either assets or liabilities and are carried at fair value in accordance with ASC 815, Derivatives and Hedging ("ASC 815").  Refer to Note 13, Derivatives, for additional details.
The Company estimates the fair value of its financial instruments using available market information and appropriate valuation methodologies.  Considerable judgement is required in interpreting market data and deriving estimates.  As a result, the estimates used by management are not necessarily indicative of the amounts that the Company would realize or be required to pay in a current market exchange.  The use of different market assumptions, as well as estimation methodologies, may have a material effect on the estimated fair value amounts.
The Company leverages debt in the form of term loans to help fund its operational, investing, and financing activities. The carrying value and estimated fair value of the Company's debt, net of discount, at December 31, 2015 is as follows (in thousands):

	December 31, 2015
	Carrying Value	Fair Value

First lien term loan	$815,898	$798,626
Second lien term loan	386,614	336,140
Total term loans	$1,202,512	$1,134,766
Debt Issuance Costs
Costs incurred in connection with securing Deltek's credit facilities and debentures are capitalized and recorded as "Prepaid Expenses and Other Current Assets" and "Other Assets" on the consolidated balance sheet. The debt issuance costs are amortized and reflected in "Interest Expense" over the respective lives of the loans using the effective interest method.
Class A Common Stock
Any Class A Common Stock outstanding is redeemable at PDHC's option, by way of the Redemption Option (See Note 12, Stockholders' Equity), at a price equal to the Liquidation Value of $1,000 per share of the Class A Common Stock plus accrued and unpaid dividends, at any time. The Company has elected a policy of classifying the Class A Common Stock as permanent equity and disclosing its liquidation value on the consolidated balance sheet.
Stock-Based Compensation
Deltek accounts for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation ("ASC 718"). ASC 718 requires that the cost of all share-based payment awards be determined based on the measurement date fair value. Deltek determines the fair value of options granted using the Black-Scholes-Merton option pricing model and recognizes the cost over the period during which an employee is required to provide service in exchange for the award, generally the vesting period, net of estimated forfeitures.

The Company recognized stock-based compensation expense of $0.5 million for the year ended December 31, 2015.  For further discussion refer to Note 14, Stock-Based Compensation.
Recently Adopted Accounting Pronouncements
The Company did not adopt any recent accounting pronouncements during the fiscal year ended December 31, 2015.
In July 2013, the FASB issued Accounting Standards Update ("ASU") No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists ("ASU 2013-11"). This guidance provides that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except to the extent that a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date to settle any additional income taxes that would result from disallowance of a tax position, or the tax law does not require the entity to use and the entity does not intend to use, the deferred tax asset for such purpose, then the unrecognized tax benefit should be presented as a liability.
ASU 2013-11 is effective for annual periods beginning after December 15, 2014, with early adoption permitted. The Company elected to early adopt the provisions in this update for the fiscal year ended December 31, 2014.
Recent Accounting Pronouncements
In January 2015, the FASB issued Accounting Standards Update ("ASU") No. 2015-01, Income Statement - Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items ("ASU 2015-01"), which eliminates from U.S. GAAP the concept of extraordinary items. Prior guidance required that an entity separately classify, present, and disclose extraordinary events and transactions.
ASU 2015-01 will be effective for annual periods beginning after December 15, 2015, and allows adoption either under a retrospective or a prospective approach. Early adoption is permitted. The Company will adopt for the year ended December 31, 2016.
In April 2015, the FASB issued ASU No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs ("ASU 2015-03"), which is intended to simplify the presentation of debt issuance costs and requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts.
ASU 2015-03 will be effective for annual periods beginning after December 15, 2015 and only allows adoption under a retrospective approach.  Early adoption is permitted. The Company will adopt for the year ended December 31, 2016.
In April 2015, the FASB issued ASU No. 2015-05, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Customer's Accounting for Fees Paid in a Cloud Computing Arrangement ("ASU 2015-05"), which will provide guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The amendments do not change the accounting for a customer's accounting for service contracts. As a result of the amendments, all software licenses within the scope of Subtopic ASC 350-40 will be accounted for consistent with other licenses of intangible assets.
ASU 2015-05 will be effective for annual periods beginning after December 15, 2016, and allows adoption either under a retrospective or a prospective approach. Early adoption is permitted and the Company has adopted ASU 2015-05, effective January 1, 2016.
In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date ("ASU 2015-14"), which defers the effective date of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), for all entities by one year.
ASU 2015-09 will now be effective for annual periods beginning after December 15, 2018, and allows adoption either under a full retrospective or a modified retrospective approach.  Early adoption is permitted for annual periods beginning after December 15, 2016. The Company is in process of evaluating the guidance and the impact it will have on its consolidated financial statements.
In September 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments ("ASU 2015-16"), which requires that an acquirer recognize adjustments to estimated amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments require that the acquirer record, in the same period's financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the estimated amounts, calculated as if the accounting had been completed at the acquisition date. The amendments also require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the estimated amounts had been recognized as of the acquisition date.
ASU 2015-16 will be effective for annual periods beginning after December 15, 2016, and allows adoption under a prospective approach. Early adoption is permitted. The Company is in process of evaluating the guidance and the impact it will have on its consolidated financial statements.
In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes ("ASU 2015-17"), which eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent.
ASU 2015-17 will be effective for annual periods beginning after December 15, 2017, and allows adoption either under a retrospective or a prospective approach. Early adoption is permitted. The Company is in process of evaluating the guidance and the impact it will have on its consolidated financial statements.
2. BUSINESS ACQUISITIONS
Acquisition of HRsmart, Inc.
On February 27, 2015, pursuant to an Agreement and Plan of Merger, Einstein Acquisition Corporation merged with, and into HRsmart Inc. ("HRsmart"), with HRsmart continuing as the surviving corporation. As a result of the merger, HRsmart became a wholly-owned subsidiary of Deltek.
HRsmart is a leading provider of global, unified talent management solutions – delivered through the cloud – to over 1,000 firms and their HR teams. This acquisition broadens the Company's Human Capital Management offering and also enables the Company's entrance into the Talent Management space – a fast-growing market segment that fits perfectly with the needs of the Company's customers.
The aggregate purchase price that Deltek paid for HRsmart is as follows (in thousands):

Cash paid	$44,734
Less: cash acquired	(632)
Total purchase price	$44,102

Acquisition-related costs incurred in the purchase of HRsmart were $1.3 million. These costs are included in the consolidated statement of operations as summarized in the following table (in thousands):

Year Ended
December 31, 2015

Cost of product revenues	$1
Cost of maintenance and support services	1
Cost of consulting services and other revenues	1
Research and development	6
Sales and marketing	6
General and administrative	1,241
Total acquisition-related costs	$1,256

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of the acquisition (in thousands):
Accounts receivable	$1,921
Property and equipment	660
Other assets	7,668
Intangible assets	12,806
Goodwill	32,191
Accounts payable and accrued expenses	(2,608)
Deferred revenues	(2,331)
Long-term deferred income taxes	(5,665)
Other long-term liabilities	(540)
Total purchase price, net of cash acquired	$44,102

Other assets include a net contract asset of $6.0 million for the fair value of contracted future billings net of the fair value of the related future performance obligations obtained in the acquisition of HRsmart.
The components and the useful lives of the intangible assets listed in the above table as of the date of the acquisition are as follows (in thousands):

	Amount	Life
Customer relationships	$8,006	7 years
Technology	4,600	5 years
Trade names	200	2 years
Total intangible assets	$12,806
Customer relationships are being amortized using an accelerated amortization method over seven years and the related amortization expense is included in "Sales and Marketing" expense. Technology is being amortized using an accelerated amortization method over five years and the related amortization expense is included in "Cost of Product Revenues" in the Company's consolidated statement of operations. Trade names are being amortized using an accelerated amortization method over two years and the related amortization expense is included in "Sales and Marketing" expense.  The weighted average useful life of the intangible assets is estimated at 6 years.  The goodwill recorded in this transaction is not deductible for tax purposes.
Acquisition of Axium Holdco, Inc.
On June 3, 2014, Deltek entered into a purchase agreement to acquire 100% of the outstanding shares of Axium Holdco, Inc.  In accordance with ASC 805, Business Combinations ("ASC 805"), the Company retrospectively adjusted the initial valuation amounts recognized at the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date. The preliminary fair value for other long-term liabilities and long-term deferred income taxes were adjusted by $0.9 million and $0.8 million, respectively, during the measurement period, along with nominal adjustments to intangible assets, accounts receivable, other assets and accounts payable and accrued expenses. An offsetting adjustment was made to goodwill.
Acquisition of Sohnar Limited
On March 26, 2014, Deltek Holdings Limited, a wholly-owned subsidiary of the Company, entered into a purchase agreement to acquire 100% of the outstanding shares of Sohnar Limited.  In accordance with ASC 805, the Company retrospectively adjusted the initial valuation amounts recognized at the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date. The preliminary fair value for the contingent consideration included in the purchase price was reduced by $0.2 million during the measurement period based on updated information. An offsetting adjustment was made to goodwill.

3. ACCOUNTS RECEIVABLE
Accounts receivable consisted of the following (in thousands):
December 31,
2015
Accounts receivable–billed	$80,939
Accounts receivable–unbilled	12,245
Allowance for doubtful accounts and sales allowances	(1,512)
Total accounts receivable, net	$91,672

4. PROPERTY AND EQUIPMENT
The components of "Property and Equipment, Net", including equipment under capital lease obligations, consisted of the following (in thousands):

December 31,
2015
Furniture and equipment	$11,564
Computer equipment	8,035
Software	17,763
Leasehold improvements	14,443
Total property and equipment at cost	51,805
Less–accumulated depreciation and amortization	(23,889)
Total property and equipment, net	$27,916
Depreciation and amortization expense was $8.8 million for the year ended December 31, 2015.
5. PREPAID EXPENSES AND OTHER CURRENT ASSETS
Prepaid expenses and other current assets consisted of the following (in thousands):

December 31,
2015
Deferred commissions and costs	$7,419
Prepaid software maintenance, software subscriptions and royalties	4,915
Prepaid rent	1,105
Debt issuance costs	440
Prepaid insurance	443
Prepaid conferences and events	365
Others	2,230
Total prepaid expenses and other current assets	$16,917

6. GOODWILL AND OTHER INTANGIBLE ASSETS
The value of goodwill and other intangible assets is derived from the Company's acquisitions. The value of other intangible assets is also derived from the Company's purchase of intellectual property.  The following table represents the balance and changes in goodwill and other intangible assets for the year ended December 31, 2015 (in thousands):

	Goodwill	Other Intangible Assets
Balance as of January 1, 2015	$679,711	$430,111
Acquisition of HRsmart, Inc	32,191	12,806
Acquisition of Axium Holdco, Inc	(1,468)	(213)
Acquisition of Sohnar Limited	(188)	–
Acquisition of intellectual property	–	1,145
Impairment	–	(5)
Amortization	–	(112,152)
Foreign currency translation adjustments	(9,336)	(3,063)
Balance as of December 31, 2015	$700,910	$328,629
The following table sets forth information for intangible assets subject to amortization and indefinite-lived intangible assets (in thousands):

	December 31, 2015
	Gross		Net
	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount
Amortized Intangible Assets
Customer relationships	$488,498	$(287,654)	$200,844
Technology	127,916	(97,791)	30,125
Research database	36,333	(18,570)	17,763
Trade names	8,366	(7,211)	1,155
Subtotal	661,113	(411,226)	249,887
Indefinite-lived Intangible Assets
Trade names	78,742	–	78,742
Total intangible assets	$739,855	$(411,226)	$328,629

Amortization expense related to intangible assets acquired in business combinations is allocated to cost of revenues or operating expenses on the consolidated statement of operations based on the asset attributes. Amortization expense consisted of the following (in thousands):

Year Ended
December 31, 2015
Amortization expense included in:
Cost of product revenues	$31,054
Operating expenses	81,097
Total amortization expense	$112,151

As of December 31, 2015, the estimated future amortization expense related to finite-lived intangible assets is summarized in the table below (in thousands):

Years Ending December 31,	Intangible Assets
2016	$89,781
2017	66,659
2018	45,015
2019	29,330
2020	14,442
Thereafter	4,660
Total	$249,887
 7. DEFERRED REVENUES
The Company has deferred revenues related to perpetual and term licenses, subscriptions, SaaS, maintenance and support services, and consulting services and other revenues. Deferred revenues generally consist of billings or payments received in advance of revenue recognition for the Company's software licenses, subscriptions, maintenance and support, or services. The associated revenues are recognized as or when the underlying products or services are delivered or other relevant revenue recognition criteria have been met.
The current portion of deferred revenues consisted of the following (in thousands):

December 31,
2015
Deferred maintenance and support services	$119,050
Deferred subscriptions and SaaS	43,880
Deferred term licenses	15,072
Deferred consulting services and other	3,230
Deferred perpetual licenses	1,525
Total current deferred revenues	$182,757
The non-current portion of deferred revenues included in "Other Long-Term Liabilities" on the consolidated balance sheet at December 31, 2015 consisted of the following (in thousands):

December 31,
2015

Deferred maintenance and support services	$1,937
Deferred subscriptions and SaaS	3,427
Deferred term licenses	808
Deferred consulting services and other	139
Deferred perpetual licenses	170
Total non-current deferred revenues	$6,481

8. ACCOUNTS PAYABLE AND ACCRUED EXPENSES
Accounts payable and accrued expenses consisted of the following (in thousands):

December 31,
2015
Accrued wages and other employee benefits	$21,263
Interest payable	18,911
Accrued bonuses and commissions	10,642
Sales and use tax payable	4,838
Accounts payable	4,316
Customer deposits and refunds payable	2,595
Accrued royalty expenses, cost of product revenues	1,882
Accrued restructuring	1,731
Accrued conference expenses	1,107
Contingent consideration	293
Other accrued expenses	6,111
Total accounts payable and accrued expenses	$73,689
9. DEBT
 The following table summarizes Deltek's long-term debt at December 31, 2015 (in thousands):

December 31,
2015
Term loans (less unamortized debt discount of $8.3 million at December 31, 2015 amortized at an effective rate of approximately 6.6% )	$1,202,512
Less: current maturities	–
Long-term debt	$1,202,512
On October 10, 2012, Deltek entered into two credit agreements with a syndicate of lenders, each led by Jefferies Finance, LLC, with one secured on a first lien basis in the original principal amount of $450.0 million ("the First Lien Facilities") and the second secured on a second lien basis in the original principal amount of $200.0 million ("the Second Lien Facilities"). The First Lien Facilities include a revolving credit facility of $30.0 million.
February 2013 Amendment
On February 21, 2013, Deltek entered into the First Amendment to the First Lien Credit Agreement ("the Amendment"). Under the terms of the Amendment, the applicable margin for any date of determination was reduced to (a)(i) with respect to Adjusted LIBOR Term Loans, 3.75% from a range of 4.50% to 4.75%, and (ii) with respect to ABR Term Loans, 2.75% from a range of 3.50% to 3.75%; and (b)(i) with respect to Adjusted LIBOR Revolving Loans, 3.75% from a range of 4.50% to 4.75% and (ii) with respect to ABR Revolving Loans, 2.75% from a range of 3.50% to 3.75%. The underlying Alternate Base Rate and Adjusted LIBOR rate were unaffected by the Amendment.
June 2013 Amendment
On June 19, 2013, Deltek entered into the Amended and Restated First Lien Credit Agreement ("the A&R First Lien Facility") and the Amended and Restated Second Lien Credit Agreement (the A&R Second Lien Facility", and together with the A&R First Lien Facility, "the Amended and Restated Credit Facilities"), which amended and restated the First Lien Facilities and Second Lien Facilities, respectively. Under the A&R First Lien Facility, the total outstanding term loan commitment for the First Lien Facilities increased $126.1 million, from $448.9 million to $575.0 million. Under the A&R Second Lien Facility, the total term outstanding loan commitment for the Second Lien Facilities increased $105.0 million, from $200.0 million to $305.0 million.
January 2014 Amendment
On January 15, 2014, Deltek entered into the First Amendment to Amended and Restated First Lien Credit Agreement (the "First Amendment").  Under the terms of the First Amendment, the applicable margin for any date of determination was reduced to (a) (i) with respect to Adjusted LIBOR Term Loans, 3.50% from 3.75% and (ii) with respect to ABR Term Loans, 2.50% from 2.75%, and (b) (i) with respect to Adjusted LIBOR Revolving Loans, 3.75% remains unchanged and (ii) with respect to ABR Revolving Loans, 2.75% remains unchanged.
In accordance with the guidance in ASC 470-50, Debt – Modifications and Extinguishments ("ASC 470-50"), a portion of the First Amendment was accounted for as a modification of debt, and the remaining portion was accounted for as an extinguishment of debt based on the analysis of the present value of the change in cash flows for the syndicated debt of the First Amendment. For the portion of the First Amendment deemed to be a modification, debt issuance costs of less than $0.1 million were recorded and were expensed as incurred. Debt discount costs of $0.2 million were recorded and will be amortized over the term of the loan using the effective interest method.  For the portion of the debt deemed to be an extinguishment, Deltek incurred a $9.3 million loss on extinguishment of debt, of which $3.3 million and $5.1 million related to the write-off of previously capitalized debt issuance costs and debt discount costs, respectively.  The remaining $0.9 million loss related to new costs incurred on the First Amendment.
June 2014 Amendments
On June 2, 2014, Deltek entered into the Second Amendment to the Amended and Restated First Lien Credit Agreement (the "Second Amendment").  Under the terms of the Second Amendment, an additional $40.0 million was borrowed under the A&R First Lien Facility with all other significant terms remaining unchanged.
On June 11, 2014, Deltek entered into the Third Amendment to the Amended and Restated First Lien Credit Agreement (the "Third Amendment", and together with the Second Amendment, the "June 2014 Amendments").  Under the terms of the Third Amendment, an additional $15.0 million was borrowed under the A&R First Lien Facility with all other significant terms remaining unchanged.
In accordance with the guidance in ASC 470-50, a portion of the June 2014 Amendments was accounted for as a modification of debt, and the remaining portion was accounted for as an extinguishment of debt based on the analysis of the present value of the change in cash flows for the syndicated debt of the June 2014 Amendments. For the portion of the June 2014 Amendments deemed to be a modification, debt issuance costs of less than $0.1 million were recorded and expensed as incurred. Debt discount costs of $0.3 million were recorded and will be amortized over the term of the loan using the effective interest method.  For the portion of the debt deemed to be an extinguishment, Deltek incurred a $2.1 million loss on extinguishment of debt, of which $0.6 million and $0.9 million related to the write-off of previously capitalized debt issuance costs and debt discount costs, respectively.  The remaining $0.6 million loss related to new costs incurred on the June 2014 Amendments.
March 2015 Amendment
On March 31, 2015, Deltek entered into the Fourth Amendment to the Amended and Restated First Lien Credit Agreement (the "Fourth Amendment").  Under the terms of the Fourth Amendment, an additional $15.0 million was borrowed under the A&R First Lien Facility with all other significant terms remaining unchanged.
In accordance with the guidance in ASC 470-50, a portion of the Fourth Amendment was accounted for as a modification of debt, and the remaining portion was accounted for as an extinguishment of debt based on the analysis of the present value of the change in cash flows for the syndicated debt of the Fourth Amendment. For the portion of the Fourth Amendment deemed to be a modification, debt issuance costs of less than $0.1 million were expensed as incurred and included in "Interest Expense" on the consolidated statement of operations. No debt discount costs were paid as part of the Fourth Amendment. For the portion of the debt deemed to be an extinguishment, Deltek incurred a $0.2 million loss on extinguishment of debt related to the write-off of less than $0.1 million and $0.2 million in previously capitalized debt issuance costs and debt discount costs, respectively.
June 2015 Amendments

On June 25, 2015, Deltek entered into the Second Amended and Restated First Lien Credit Agreement (the "Second A&R First Lien Facility") and the Second Lien Agreement (the "2015 Second Lien Facility", and together with the Second A&R First Lien Facility, the "2015 Credit Facilities"). The A&R Second Lien Facility was paid in full prior to entering into the 2015 Credit Facilities.  Under the 2015 Credit Facilities new term loans were issued, resulting in an additional $210.3 million and $85.0 million borrowed under the Second A&R First Lien Facility and the 2015 Second Lien Facility, respectively. Additionally, the Applicable Margin for any date of determination under the Second A&R First Lien Facility was changed to a range of 3.75% to 4.00% with respect to Adjusted LIBOR Term Loans, a range of 2.75% to 3.00% with respect to ABR Term Loans, a range of 3.75% to 4.00% with respect to Adjusted LIBOR Revolving Loans, and a range of 2.75% to 3.00% with respect to ABR Revolving Loans. The Applicable Margin for any date of determination under the 2015 Second Lien Facility was changed to 7.50% with respect to ABR Term Loans and 8.50% with respect to Eurodollar Loans.
In accordance with the guidance in ASC 470-50, a portion of the 2015 Credit Facilities was accounted for as a modification of debt, and the remaining portion was accounted for as an extinguishment of debt based on the analysis of the present value of the change in cash flows for the syndicated debt of the Second A&R First Lien Facility and 2015 Second Lien Facility. For the portion of the 2015 Credit Facilities deemed to be a modification, debt issuance costs of $0.6 million were recorded and expensed as incurred, and included in "Interest Expense" on the consolidated statement of operations. Debt discount costs of $8.9 million were recorded and will be amortized over the term of the loan using the effective interest method.  For the portion of the debt deemed to be an extinguishment, Deltek incurred a $17.1 million loss on extinguishment of debt, of which $0.2 million and $3.8 million related to the write-off of previously capitalized debt issuance costs and debt discount costs, respectively.  The remaining $13.1 million loss related to new debt discount costs incurred on the 2015 Credit Facilities.
Deltek pays annual administration fees of $0.2 million in respect to the 2015 Credit Facilities.  For the year ended December 31, 2015, $24.0 million in principal was repaid under the Second A&R First Lien Facility, while no scheduled principal repayments were required to be made under the 2015 Second Lien Facility.
Deltek performed an assessment and determined that there was no mandatory prepayment pursuant to the excess cash flow provision as defined in the 2015 Credit Facilities for the year ended December 31, 2015; however, a voluntary prepayment of $15.0 million was made in December 2015 on the Second A&R First Lien Facility. Of the $15.0 million prepayment, $8.4 million will be applied to all scheduled 2016 quarterly amortization payments and $6.6 million will be applied to the scheduled 2017 quarterly amortization payments.  In May of 2015, Deltek made a mandatory principal prepayment of $3.2 million under the Amended and Restated Credit Facilities related to the Company's 2014 annual excess cash flow.
The following table summarizes future principal payments on the 2015 Credit Facilities as of December 31, 2015 (in thousands):
Principal Payment
2016	$–
2017	1,800
2018	8,400
2019	8,400
2020	8,400
2021 and thereafter	1,183,800
Total principal payments	1,210,800
Less: unamortized debt discount	(8,288)
Net debt	$1,202,512

To the extent the outstanding revolving facility exposure under the Second A&R First Lien Facility exceeds a certain threshold as of the last day of each quarter, the Second A&R First Lien Facility requires compliance with the total leverage ratio test.  The 2015 Credit Facilities also require Deltek to comply with non-financial covenants that restrict or limit certain corporate activities, including incurring additional indebtedness, guaranteeing obligations, creating liens on assets, entering into sale and leaseback transactions, or engaging in certain mergers or consolidations. Deltek was in compliance with all such covenants as of December 31, 2015.  All loans under the 2015 Credit Facilities are collateralized by substantially all of Deltek's assets (including Deltek's domestic subsidiaries' assets).
As of December 31, 2015 the outstanding principal amount of the term loans under the Second A&R First Lien Facility and 2015 Second Lien Facility was $1,210.8 million. The weighted average interest rate for the Second A&R First Lien Facility and 2015 Second Lien Facility for the year ended December 31, 2015 was 4.8% and 9.6%, respectively. The aggregate annual weighted average interest rate was 6.4% for year ended December 31, 2015.
For the year ended December 31, 2015, Deltek borrowed $15.0 million under the revolving credit facility (a part of the Second A&R First Lien Facility), which was repaid in its entirety prior to year end.  Deltek had $1.8 million in standby letters of credit as of December 31, 2015.   For the year ended December 31, 2015 Deltek paid a quarterly commitment fee equal to 0.50% of the average daily unused amount of the revolving credit facility.
As of December 31, 2015 the current portion of the unamortized debt issuance costs of $0.4 million is reflected as "Prepaid Expenses and Other Current Assets" on the consolidated balance sheet. The noncurrent portion of the unamortized debt issuance costs for the same periods of $1.8 million are reflected as "Other Assets" in the consolidated balance sheet. The debt issuance costs related to the 2015 Credit Facilities are being amortized over the term of the agreements using the effective interest method.  During the year ended December 31, 2015 amortization of debt issuance costs of $0.6 million was reflected in "Interest Expense" on the consolidated statement of operations.
As a result of the application of the $15.0 million prepayment towards the future scheduled principal payments there was no current portion of the unamortized original issuance discount as of December 31, 2015. The noncurrent portion of the unamortized original issuance discount for the same period of $8.3 million is reflected as "Long-Term Debt" on the consolidated balance sheet.  The unamortized original issuance discount is being amortized over the term of the 2015 Credit Facilities using the effective interest method. During the year ended December 31, 2015 debt discount amortization of $1.7 million was reflected in "Interest Expense" on the consolidated statement of operations.
10. EMPLOYEE BENEFITS
Defined Contribution Plans—Deltek has a 401(k) plan covering all eligible U.S. employees. Newly-hired employees are eligible to participate on their first day of employment. Company contributions vest ratably over three years. In addition, Deltek sponsors certain defined contribution plans that are offered by our foreign subsidiaries.
The Company's contribution expense related to all defined contribution plans was $3.3 million for the year ended December 31, 2015.
Defined Benefit Pension Plan— Deltek Systems (Philippines) Ltd., a subsidiary of the Company, has a defined benefit pension plan that is offered to its employees in the Philippines. Company contributions fully vest after 20 years of service.
The Company's expense related to the defined benefit pension plan was $0.6 million for the year ended December 31, 2015.  During 2015, the Company contributed $0.7 million for the funding of the defined benefit pension plan.  As of December 31, 2015, the Company had an unfunded pension plan liability of $1.0 million.  In the consolidated balance sheet, less than $0.1 million of the unfunded pension plan liability is reflected in "Accounts Payable and Accrued Expenses" and $0.9 million is reflected in "Other Long-Term Liabilities".
11. INCOME TAXES
For financial reporting purposes, the loss before income taxes includes the following components (in thousands):

Year Ended
December 31, 2015
Domestic	$(79,945)
Foreign	14,672
Loss before income taxes	$(65,273)

The provision for income taxes consisted of the following (in thousands):
Year Ended
December 31, 2015
Current provision:
Federal	$4,651
State	2,327
Foreign	702
Total current provision	$7,680
Deferred benefit:
Federal	$(30,038)
State	(4,091)
Foreign	(527)
Total deferred benefit	(34,656)
Total income tax benefit	$(26,976)

The reported expense or benefit for income taxes differs from the amount computed by applying the statutory U.S. federal income tax rate of 35% to the loss before income taxes due to nondeductible expenses and tax credits, as well as the impact of state tax rates. During the year ended December 31, 2015, the rate was impacted primarily by incremental tax credits as well as the state tax rates. A reconciliation of the statutory United States income tax rate to the effective income tax rate is as follows:

Year Ended
December 31, 2015
Statutory federal tax rate	35.00%
State taxes, net of federal benefit	4.26
Nondeductible items	(4.03)
Foreign rate differences	(0.20)
Change in statutory tax rates	0.09
Change in valulation allowance	0.06
True-ups and other adjustments	8.31
Foreign tax withholding	(0.17)
Uncertain tax positions	(2.06)
Other	0.07
Effective tax rate	41.33%

The following table summarizes the significant components of the Company's deferred tax assets and liabilities (in thousands):

December 31,
2015
Deferred tax assets:
Net operating loss carryforwards	$8,284
Deductible goodwill and purchased intangible assets	3,098
Employee compensation and benefits	5,764
Deferred revenue	2,064
Research and development credit	4,157
Allowances and other accrued liabilities	676
Alternative Mimimum Tax credit	946
Deferred rent	569
Debt cost	4,918
Other	308
Total deferred tax assets	$30,784
Deferred tax liabilities:
Acquired intangibles	$(120,956)
Basis difference in fixed assets	(3,826)
Software development costs	(1,162)
Prepaid expenses	(689)
Other	(8)
Total deferred tax liabilities	(126,641)
Net deferred tax liability before allowance	(95,857)
Valuation allowance	(1,740)
Net deferred tax liability	$(97,597)

U.S. income taxes and foreign withholding taxes have not been provided on undistributed earnings of non-U.S. subsidiaries because such earnings are considered to be reinvested indefinitely outside the U.S., and it is not practicable to estimate the amount of tax that may be payable upon distribution.
Deferred tax assets are reduced by a valuation allowance if the Company believes it is more likely than not that some portion or the entire deferred tax asset will not be realized. As of December 31, the Company had valuation allowances of $1.7 million against certain deferred tax assets (primarily net operating loss carryforwards) of certain foreign subsidiaries that are in a cumulative loss position and foreign tax credits that are not more likely than not to be utilized due to insufficient foreign source income. If management determines that, based on the weight of available evidence, it is more likely than not that all or a portion of the net deferred tax assets will not be realized, the Company may recognize income tax expense in the period such determination is made to increase the valuation allowance. To the extent the Company determines that, based on the weight of available evidence, all or a portion of its valuation allowance is no longer necessary, the Company will recognize an income tax benefit in the period such determination is made for the reversal of the valuation allowance. It is possible that any such reduction of or addition to the Company's valuation allowance may have a material impact on the Company's results from operations.
At December 31, 2015, the Company had federal and state net operating loss carryforwards of $13.8 million and $5.3 million, respectively. These net operating losses will expire in various years between 2021 and 2034. The Company has foreign net operating loss carryforwards of $13.6 million that expire at various times beginning in 2015 and some of which are not currently subject to expiration. The Company has tax credit carryforwards of $6.4 million, which begin expiring in 2030.
At December 31, 2015, the Company had $2.1 million of unrecognized tax benefits which if recognized would affect the Company's effective tax rate. Unrecognized tax benefits are included in "Other Tax Liabilities" on the Company's consolidated balance sheet. At December 31, 2015 upon adoption of ASU 2013-11, Income Taxes (Topic 740), unrecognized tax benefits of research and development credits in the amount of $1.4 million were represented in the consolidated balance sheet as a reduction to the deferred tax asset for tax credit carryforwards.
As of December 31, 2015, the Company recorded $2.5 million of additional unrecognized tax benefits including interest and penalties on uncertain tax positions in the provision for income taxes. Due to expiration of the statute of limitations, $0.1 million of unrecognized tax benefits including associated interest and penalties were released. At December 31, 2015, the accrued interest and penalties on uncertain tax positions were $0.4 million.
In accordance with ASC 805, liabilities settled for lesser amounts will primarily affect income tax expense in the period of reversal. The Company believes it is reasonably possible that unrecognized tax benefits for certain non-deductible expenses and tax credits could decrease (whether by payment, release, or a combination of both), however the amount is expected to be immaterial over the next 12 months.
 The Company files income tax returns, including returns for its subsidiaries, with federal, state, local and foreign jurisdictions. With few exceptions, the Company is no longer subject to examination for the years before 2009. Currently, Deltek Netherland B.V., a subsidiary of the Company, is under review by the Dutch tax authority for the tax periods ended December 31, 2010 through December 31, 2013.
12. STOCKHOLDERS' EQUITY
As a result of the Merger and at the Effective Time (as defined in the Merger Agreement), Deltek became an indirect wholly-owned subsidiary of PDHC and each issued and outstanding share of Deltek's Class A Common Stock was cancelled with no consideration delivered in exchange therefor.  Proceeds from the transaction were used to extinguish 65,389,682 shares of Deltek common stock, 3,513,166 vested and unvested options, and 3,651,456 restricted stock awards.
Class A Common Stock – Upon closing of the Merger, PDHC authorized 750,000 shares of Class A Common Stock ("Class A Common Stock") at a par value of $0.01 per share.  As of December 31, 2015, 39,052 shares of Class A Common Stock were issued and outstanding with a liquidation value of $40.8 million.
Class B Common Stock – Upon closing of the Merger, PDHC authorized 125,000,000 shares of Class B Common Stock ("Class B Common Stock") at a par value of $0.01 per share. As of December 31, 2015, 94,970,313 shares of Class B Common Stock were issued and outstanding.
Class C Common Stock – Upon closing of the Merger, PDHC authorized 125,000,000 shares of Class C Common Stock ("Class C Common Stock") at a par value of $0.01 per share.  As of December 31, 2015, 2,764,716 shares of Class C Common Stock were issued and outstanding.
Equity Purchase Program
Beginning in the first quarter of 2013, PDHC provided employees in the United States with an opportunity to participate in an equity purchase program, pursuant to which they had the ability to purchase shares of PDHC's Class A Common Stock (par value $0.01) and Class B Common Stock (par value $0.01). Participation in the equity purchase program was offered in two ways.

The first purchase opportunity was a Co-Invest Opportunity, which provided employees with the opportunity to purchase shares of Class A Common Stock at $1,000 per share and Class B Common Stock at fair market value. There are no vesting requirements for either Class A or Class B Common Stock associated with this purchase opportunity. For the year ended December 31, 2013, there were 3,571 shares of Class A Common Stock and 685,756 shares Class B Common Stock purchased as part of the Co-Invest Opportunity program.  There were no additional shares purchased under the Co-Invest Opportunity program during the year ended December 31, 2015.
The second mechanism for participation was the Carry Opportunity, which was made available to certain employees.  Employees participating in this program were provided the opportunity to purchase designated amounts of Class B Common Stock at fair market value. Class B Common Stock purchased through the Carry Opportunity is subject to certain vesting requirements. There were no additional shares purchased under the Carry Opportunity program during the year ended December 31, 2015.
In accordance with ASC 480, Distinguishing Liabilities from Equity, shares of stock are considered a liability if there is a conditional obligation to redeem those shares. The Class A Common Stock and Class B Common Stock purchased by employees under both programs may be repurchased by PDHC at fair market value, as determined by its board of directors (the "Board"), upon termination of employment at the Board's discretion, unless such termination is for cause. Otherwise, employees will hold their shares until the Company chooses to redeem the shares or there is a liquidity event as defined by an ownership change triggered through a sale of PDHC or through an initial public offering. Certain shares of Class B Common Stock purchased by employees as part of the Carry Opportunity met the definition of a liability in accordance with ASC 718.  The related balances were considered immaterial and reflected in Stockholders' Deficit as of December 31, 2015.
During the year ended December 31, 2015, PDHC repurchased 57 shares of Class A Common Stock and 273,730 shares of Class B Common Stock from PDHC shareholders following termination of employment. The total amount distributed for the repurchases was $0.1 million for Class A Common Stock, which included less than $0.1 million in accrued dividends, and $0.6 million for Class B Common Stock. The total amount distributed for the repurchases was $0.1 million for Class A Common Stock, which included less than $0.1 million in accrued dividends, and $0.5 million for Class B Common Stock.
The Company evaluated the equity purchase program and determined that the program is non-compensatory based on the criteria set forth in ASC 718-50, Compensation – Stock Compensation – Employee Share Purchase Plans.  Therefore, no compensation costs were recognized during the year ended December 31, 2015.
Dividends
Dividends on each share of Class A Common Stock will accrue on a daily basis at the rate of 9% per annum on the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such share to and including the first to occur of (i) the date on which the Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of PDHC or the redemption of such share by PDHC or (ii) the date on which such share is otherwise acquired by PDHC. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of PDHC legally available for the payment of dividends.  The date on which PDHC initially issues any share of Class A Common Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of such share is made on the stock records maintained by or for PDHC and regardless of the number of certificates that may be issued to evidence such share.  The aggregate and per share amounts of dividends in arrears at December 31, 2015 are $1.8 million and $44.86 per share, respectively.
Holders of Class B Common Stock or Class C Common Stock will be entitled to receive, ratably, on a per share basis, such dividends as may be declared by PDHC's board of directors from time to time out of funds legally available therefore.  The rights of holders of Class B Common Stock and Class C Common Stock to receive dividends are subject to approval by the Class B Majority in Interest Holders of the Class A Common Stock.  If and when dividends on the shares of Class B Common Stock and Class C Common Stock are declared and payable from time to time by PDHC's board of directors, whether payable in cash, in property or in shares of stock of PDHC, the holders of shares of Class B Common Stock and Class C Common Stock will be entitled to share equally, on a per share basis, in such dividends, in accordance with the provisions set forth.
As of December 31, 2015, PDHC declared and paid $53.3 million in dividends on Class A Common Stock that was repurchased or redeemed during the year.

Liquidation
Upon any liquidation, dissolution or winding up of PDHC (whether voluntary or involuntary), each holder of Class A Common Stock will be entitled to be paid, before any distribution or payment is made upon any capital stock or equity securities other than the Class A Common Stock, an amount in cash equal to the aggregate Liquidation Value of all shares of Class A Common Stock held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Class A Common Stock will not be entitled to any further payment.
Subject to the provisions of the Class A Common Stock, in the event of the voluntary or involuntary liquidation, dissolution or winding up of PDHC, the holders of Class B Common Stock or Class C Common Stock will be entitled to receive, ratably, on a per share basis, all of the remaining assets of PDHC available for distribution to its stockholders.
Redemptions
PDHC may, subject to terms of the Stockholders Agreement dated as of October 10, 2012 (the "Stockholders Agreement"), at any time and from time to time, after compliance with any applicable notice requirements, redeem all or any portion of the shares of Class A Common Stock.  Upon any such redemption, PDHC will pay a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).  Such redemption will take place on a date fixed by PDHC.
During the year ended December 31, 2015, PDHC redeemed 229,011 shares of Class A Common Stock from PDHC shareholders. The total amount distributed for the redemptions was $282.2 million, which included $53.3 million in accrued dividends.
The Thoma Bravo controlled investors have the option to force the sale of PDHC if a sale or initial public offering of PDHC has not occurred after a period of ten years after October 10, 2012.  In the event this provision is exercised, all stockholders are required to approve the sale of PDHC and participate in the sale of PDHC in accordance with the provisions of the Stockholders Agreement.
Conversion
Immediately prior to the effectiveness of a registration statement with respect to any future initial Public Offering, each share of Class A Common Stock that is not subject to a redemption request will automatically be converted into a number of fully paid and non-assessable shares of Class B Common Stock equal to the result of (x) the Liquidation Value of such share of Class A Common Stock (plus accrued and unpaid dividends thereon), divided by (y) the per share price at which the Class B Common Stock is being offered to the public pursuant to the initial Public Offering; provided, however, that each such share of Class A Common Stock to be converted and held by a Regulated Stockholder (as defined in PDHC's "Amended and Restated Certificate of Incorporation") will be converted into a number of fully paid and non-assessable shares of Class C Common Stock equal to the result of (x) the Liquidation Value of such share of Class A Common Stock (plus accrued and unpaid dividends thereon), divided by (y) the per share price at which the Class B Common Stock is being offered to the public pursuant to the initial Public Offering.
Any stockholder will be entitled to convert, at any time and from time to time, any and all shares of Class C Common Stock held by such stockholder into the same number of shares of Class B Common Stock as provided for in the Stockholders Agreement; provided, however, that (i) no Regulated Stockholder will be entitled to convert any such shares into shares of Class B Common Stock to the extent that, as a result of such conversion and/or acquisition, such Regulated Stockholder and its Affiliates, directly or indirectly, would own, control or have the power to vote more than 2% of the Class B Common Stock then outstanding and (ii) no holder of any shares of Class C Common Stock will be entitled to convert any such shares into shares of Class B Common Stock to the extent that, as a result of such conversion and/or acquisition, such holder and its Affiliates, directly or indirectly, would own, control or have the power to vote a greater number of shares of Class B Common Stock or other securities of any kind issued by PDHC than such holder and its Affiliates will be permitted to own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates. In addition, any stockholder will be entitled to convert, at any time and from time to time, any shares of Class B Common Stock held by such stockholder into an equivalent number of shares of Class C Common Stock.

Voting Rights
The holders of Class A Common Stock will have no voting rights, except such holders will be entitled to vote as a separate class on any amendment, repeal, modification or waiver and on any amendment, repeal, modification or waiver of any provision of the Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of shares of

Class A Common Stock.   Each holder of Class A Common Stock will be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.
All holders of Class B Common Stock will be entitled to one vote per share on all matters to be voted on by PDHC's stockholders.
The holders of shares of Class C Common Stock will not be entitled to vote on any matter or matters submitted to the stockholders (whether at a meeting or by written consent or otherwise), except as otherwise provided or required by applicable law and except such holders will be entitled to vote as a separate class on any amendment, repeal, modification or waiver  and on any amendment, repeal, modification or waiver of any provision of the Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of shares of Class C Common Stock. Each holder of Class C Common Stock will be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.
13. DERIVATIVES
The Company uses derivative instruments to manage risks related to foreign currencies to reduce, eliminate, and efficiently manage the economic impact of these exposures as effectively as possible.  The Company uses foreign currency forward contracts as hedges of anticipated purchases and related costs made by our Philippine subsidiary, whose functional currency is the Philippine Peso.  The Company accounts for all derivative investments in accordance with guidance set forth in ASC 815.
For derivative instruments that hedge the exposure to variability in expected future cash flows and are designated as cash flow hedges, the effective portion of the gain or loss on the derivative instrument is reported in accumulated other comprehensive income ("AOCI") in stockholders' equity and reclassified into income in the same period or periods during which the hedged transaction affects earnings.  The ineffective portion of the gain or loss on the derivative instruments, if any, is recognized currently in income.  To receive hedge accounting treatment, cash flow hedges must be highly effective in offsetting changes to expected future cash flows on hedged transactions.
No components of the forward contracts were excluded in the measurement of hedge ineffectiveness and the hedges were found to be effective at December 31, 2015.  No ineffectiveness was recorded during the year ended December 31, 2015.  All notional amounts presented below are measured in U.S. dollar equivalents.
For the year ended December 31, 2015, the Company recorded a realized loss on the forward contracts of $0.1 million within "Other Income, Net" in the consolidated statement of operations. There was no impact on the consolidated statement of cash flows. As of December 31, 2015, there were no outstanding forward contracts recorded on the consolidated balance sheet.
As of December 31, 2015, the total notional amount of the forward contracts settled was $12.2 million and no open positions on forward contracts existed as of that date.
The Company recognized the following gains or losses on foreign exchange contracts designated as cash flow hedges (in thousands):

Year Ended
December 31, 2015
Gains recognized in OCI	$124
Losses reclassified from AOCI into other expense, net	(146)
No net derivative unrealized gains included in AOCI at December 31, 2015 will be reclassified into earnings within the following 12 months. No losses were reclassified from AOCI into earnings as a result of hedge ineffectiveness during the year ended December 31, 2015.
14. STOCK-BASED COMPENSATION
On January 28, 2014, the Board of Directors of PDHC approved the 2014 Stock Option Plan (the "Plan") for executives and other key employees in the United States.  The Plan authorized the Company to grant options to purchase up to 9,000,000 shares of Class B Common Stock to employees, less the number of shares of Common Stock issued and outstanding that are subject to time-based or performance-based vesting conditions. The Plan is intended to be a compensatory benefit plan and is subject to certain vesting requirements.
Employees may be granted Type I and Type II non-qualified stock options, of which vested options can be exercised to purchase shares of Class B Common Stock at an exercise price equal to the fair market value as determined by PDHC's

Board of Directors on the date of grant. Type I options are subject to vesting based upon a requisite service period; with 25% of the options vesting at the end of the year that the options were granted (the "Initial Vesting Date") and the balance of the Type I options vesting in a series of 36 monthly installments upon completion of each additional month of service over such 36 month period measured from the Initial Vesting Date.  Type II options are subject to vesting based on the Company meeting pre-established annual Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") targets over a four year period, provided that the holder is continuously employed by the Company. For each annual EBITDA target that is achieved, 25% of the options vest. The contractual term of each option is ten years from the date of grant.
Upon adoption of ASC 718, the Company estimates the fair value of stock-based awards using the Black-Scholes-Merton option-pricing model. The fair value of stock option awards is amortized on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. The fair value of the Class B Common Stock as of the grant date is determined by PDHC's Board of Directors.  Expected volatility is calculated as of each grant date based on reported data for a peer group of publicly traded companies for which historical information is available. The average expected term is determined under the simplified calculation as provided by the SEC's Staff Accounting Bulletin No. 107, Share-Based Payment, which is the mid-point between the vesting date and the end of the contractual term. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve rates with the remaining term equal to the expected term assumed at the date of grant. Forfeitures were estimated based on Deltek's historical analysis of employee attrition and the Company's ability to meet the pre-established annual EBITDA targets.
The weighted average assumptions used in the Black-Scholes-Merton option-pricing model were as follows:
Year Ended
December 31, 2015
Weighted average fair value	$1.34
Dividend yield	0.0%
Expected volatility	42.8%
Risk-free interest rate	1.72%
Expected term (in years)	6.00
The following table presents the stock-based compensation expense for stock options included in the related financial statement line items (in thousands):

Year Ended
December 31, 2015
Included in cost of revenues:
Cost of product revenues	$13
Cost of maintenance and support services	6
Cost of consulting services and other revenues	136
Total included in cost of revenues	155
Included in operating expenses:
Research and development	45
Sales and marketing	146
General and administrative	146
Total included in operating expenses	337
Total pre-tax compensation expense	492
Estimated tax benefit	(194)
Compensation expense, net of tax	$298
The Company recognized $0.5 million in stock-based compensation expense relating to stock options for the year ended December 31, 2015.  As of December 31, 2015, compensation cost related to non-vested stock options not yet recognized in the income statement was $0.7 million and expected to be recognized over an average period of 2.9 years. Option grants that vested during the year ended December 31, 2015 had a combined fair value of $0.3 million.

The following table summarizes the activity of the Plan for the year ended December 31, 2015:

			Aggregrate
	Number of	Weighted Average	Intrinsic Value
	Options	Exercise Price	(in thousands)
Options outstanding at January 1, 2015	762,500	$2.79	$394
Options granted	239,241	3.14
Options forfeited	(33,177)	2.71
Options exercised	(11,823)	2.64
Options outstanding at December 31, 2015	956,741	$2.88	$1,631
The Company granted options to purchase 239,241 shares of Class B Common Stock for the year ended December 31, 2015. The weighted average grant date fair value of all options granted for the year ended December 31, 2015 was $3.14 as determined under the Black-Scholes-Merton valuation model.
There were unvested options to purchase 33,177 shares of Class B Common Stock that forfeited and vested options to purchase 11,823 shares of Class B Common Stock that exercised during the year ended December 31, 2015. The weighted average grant date fair value of all options forfeited and options exercised for the year ended December 31, 2015 was $2.71 and $2.64, respectively, as determined under the Black-Scholes-Merton valuation model.  .
There were options to purchase 956,741 shares of Class B Common Stock outstanding as of December 31, 2015. The intrinsic value of $1.6 million for the options outstanding at December 31, 2015 is calculated as the difference between the market value of Class B Common Stock at the end of the period and the exercise price of the option.
Options outstanding at December 31, 2015 met the definition of a liability in accordance with ASC 718.  The balances were considered immaterial and reflected in Additional Paid-in Capital on the consolidated balance sheet.
The following table summarizes stock option vesting activity for the year ended December 31, 2015:

		Weighted Average
	Number of	Grant Date
	Options	Fair Value
Nonvested stock options as of January 1, 2015	571,875	$1.29
Options granted	239,241	1.34
Options forfeited	(33,177)	1.27
Options vested	(254,633)	1.30
Nonvested stock options as of December 31, 2015	523,306	$1.31
The following table summarizes information regarding stock options exercisable and stock options vested and expected to vest as of December 31, 2015 (in thousands, except share data):
	Stock Options	Stock Options Vested
	Exercisable	and Expected to Vest
Stock options outstanding	433,435	956,741
Weighted average exercise price	$2.83	$2.88
Aggregate intrinsic value	$760	$1,631
Weighted average remaining contractual term (in years)	8.77	8.82
15. RELATED PARTY TRANSACTIONS
Deltek has separate advisory service agreements with Thoma Bravo, LLC and Thoma Bravo Partners X, L.P. The agreement requires Deltek to pay Thoma Bravo, LLC a quarterly management fee equal to $0.5 million, which is payable the first business day of each fiscal quarter and is reflected in "General and Administrative" on the consolidated statement of operations.  In addition, Deltek is required to pay Thoma Bravo, LLC transaction fees equal to the product of 3% of total consideration multiplied by its percentage of ownership of the equity interests of PDHC as a result of any "Permitted

Acquisitions" (as defined in the Second A&R First Lien Facilities and 2015 Second Lien Facilities).  During the year ended December 31, 2015, Deltek paid transaction fees of $0.8 million to Thoma Bravo, LLC in connection with the acquisition of HRsmart, which are reflected in "General and Administrative" on the consolidated statement of operations..
Under the advisory service agreement with Thoma Bravo Partners X, L.P., Deltek is required to pay Thoma Bravo Partners X, L.P. a quarterly management fee equal to $0.4 million, which is payable the first business day of each fiscal quarter and is reflected in "General and Administrative" on the consolidated statement of operations.  In addition, Deltek is required to pay Thoma Bravo Partners X, L.P. transaction fees equal to the product of 3% of total consideration multiplied by the Thoma Bravo LP Co-investors' (as defined in the advisory services agreement) percentage of ownership of the equity interests of PDHC as a result of any permitted acquisitions (as defined in the Second A&R First Lien Facilities and 2015 Second Lien Facilities). During the year ended December 31, 2015, Deltek paid transaction fees of $0.6 million to Thoma Bravo Partners X, L.P. in connection with the acquisition of HRsmart, which are reflected in "General and Administrative" on the consolidated statement of operations.
16. RESTRUCTURING CHARGE
The following tables represent the restructuring liability balances for the year ended December 31, 2015 (in thousands):
	Year Ended December 31, 2015
	Beginning Balance	Charges and Adjustments to Charges	Cash Payments	Non-cash Reductions	Ending Balance
2013 and 2012 Plans
Severance and benefits	$607	$1	$(608)	$–	$–
Facilities	4,328	(726)	(830)	–	2,772
Total 2013 and 2012 Plans	$4,935	$(725)	$(1,438)	$–	$2,772
2014 Plans
Severance and benefits	$1,483	$599	$(2,063)	$–	$19
Facilities	308	551	(286)	–	573
Total 2014 Plans	$1,791	$1,150	$(2,349)	$–	$592
2015 Plans
Severance and benefits	$–	$1,669	$(896)	$–	$773
Facilities	–	–	–	–	–
Total 2015 Plans	$–	$1,669	$(896)	$–	$773
Total
Severance and benefits	$2,090	$2,269	$(3,567)	$–	$792
Facilities	4,636	(175)	(1,116)	–	3,345
Total Plans	$6,726	$2,094	$(4,683)	$–	$4,137
The Company accounts for all restructuring plans in accordance with ASC 420, Exit or Disposal Cost Obligations.  The restructuring costs are recorded in "Restructuring Charge" in the Company's consolidated statement of operations.  Any changes to the estimate of executing any of these restructuring plans will be reflected in the Company's future results of operations.
During 2015, the Company initiated plans to restructure certain of its operations to accelerate and optimize its go-to-market strategy and to take advantage of operational efficiencies following the completion of its most recent acquisition.  The total restructuring costs are estimated to be approximately $3.0 million.
The Company recorded restructuring charges during the year ended December 31, 2015 of $0.9 million for severance and benefits costs. As of December 31, 2015, the Company has a remaining severance and benefits liability for the Q4 2015 Plan of $0.7 million, of which $0.6 million is reflected in "Accounts Payable and Accrued Expenses" and $0.1 million is reflected in "Other Long-Term Liabilities". The liability is expected to be fully paid by the end of the first quarter of 2017.
During 2014, the Company initiated plans to restructure certain of its operations to realign the cost structure and resources and to take advantage of operational efficiencies following the completion of certain acquisitions.  The total restructuring costs are estimated to be approximately $5.0 million.
 The Company recorded restructuring charges during the year ended December 31, 2015 of $0.6 million for severance and benefits costs and $0.6 million for facility costs related to the reduction in space at two locations.  As of December 31, 2015, the Company has a remaining facilities liability of $0.6 million, which is reflected in "Accounts Payable and Accrued

Expenses" of $0.3 million and in "Other Long-Term Liabilities" of $0.3 million in the consolidated balance sheet.  This liability is expected to be fully paid by the end of 2018.
17. COMMITMENTS AND CONTINGENCIES
Capital Leases— Deltek leases certain office equipment under agreements accounted for as capital leases. Assets recorded as capital leases within "Property and Equipment, net" on the consolidated balance sheet aggregated $0.4 million at December 31, 2015. Accumulated depreciation of assets under capital lease obligations totaled $0.2 million at December 31, 2015.  The associated current liability is reflected in "Accounts Payable and Accrued Expenses" of $0.2 million and less than $0.1 million on the consolidated balance sheet at December 31, 2015. The associated long-term liability is reflected in "Other Long-Term Liabilities" of $0.2 million on the consolidated balance sheet at December 31 2015.
Office Space Leases—Deltek leases office space under operating leases, a number of which contain renewal options, early termination clauses and escalation clauses, expiring at various dates through 2022. Rent expense, net of sublease income of zero, was $9.5 million for the year ended December 31, 2015.
As of December 31, 2015, the future minimum lease payments under operating and capital leases are summarized in the table below (in thousands):
	Operating	Capital
Years Ended December 31,
2016	$11,005	$218
2017	10,033	129
2018	9,441	74
2019	7,724	54
2020	7,399	3
Thereafter	11,658	–
Total	$57,260	478
Less: Interest		(54)
Present value of minimum lease payments		424
Less: Current maturities		(188)
Non-current capital lease obligation		$236

There are two sublease contracts as of December 31, 2015 to offset $2.5 million in future minimum lease payments. In accordance with ASC 840, Leases, the Company recognizes its rent expense on a straight-line basis over the life of the respective lease arrangement regardless of when the payments are due resulting in a deferred rent liability mainly from escalating base rents. In addition, the Company accounts for leasehold improvements that are funded by landlord incentives or allowances as a leasehold improvement asset amortized over the shorter of the useful life of the asset or the lease term and the incentives are recorded as a deferred rent liability amortized as a reduction to rent expense over the lease term. At December 31, 2015, the long term deferred rent liability was $1.3 million and is reflected as "Other Long-Term Liabilities" on the consolidated balance sheet.
 Other Matters—Deltek is involved in claims and legal proceedings arising from normal business operations. The Company does not expect these matters, individually or in the aggregate, to have a material impact on the Company's financial condition, results of operations or cash flows.
The Company is currently involved in an action entitled Dinah R. Gunther (the "Complainant") vs. Deltek, Inc. The case is based on the Complainant's claims that she was wrongly terminated by the Company. In November 2014, the Administrative Review Board from the U.S. Department of Labor issued its Final Decision and Order on the case, which the Company appealed to the U.S. Courts of Appeals for the Fourth Circuit.  As of March 30, 2016, the court had not yet issued its opinion. The Company recorded a liability of $0.6 million as an estimate for the potential loss on the legal judgment during the year ended December 31, 2014.  The liability is reflected in "Accounts Payable and Accrued Expenses" on the consolidated balance sheet.

On December 14, 2015, the Company filed an arbitration action against a supplier of a component of one of Deltek's software products. The action pertains to royalties owed under a contract Deltek entered into late 2009 with a company later acquired by the supplier.  In May 2015, the supplier claimed that it had re-examined the contract and concluded that Deltek owed several million dollars in back royalties but would settle for $1.6 million.  Deltek is seeking arbitration confirmation that its royalty payments for the prior six years were correct and supported, by not only the contract terms but also the course of dealing including the supplier's acceptance of 27 royalty reports since the first quarter of 2010.  An arbitration panel has been selected and discover has not yet commenced.  Deltek intends to vigorously defend against the expected counterclaim.
Guarantees—The Company provides limited indemnifications to customers against intellectual property infringement claims made by third parties arising from the use of the Company's software products. Estimated losses for such indemnifications are evaluated under ASC 450, Contingencies, as interpreted by ASC 460, Guarantees. The Company does not believe that it currently has any material financial exposure with respect to the indemnification provided to customers. However, due to the lack of indemnification claims from customers, the Company cannot estimate the fair value nor determine the total nominal amount of the indemnifications, if any.
The Company has secured copyright registrations for its own software products with the U.S. Patent and Trademark Office and with applicable European trademark offices. The Company is provided intellectual property infringement indemnifications from its third-party partners whose technology may be embedded or otherwise bundled with the Company's software products. Therefore, the Company considers the probability of an unfavorable outcome in an intellectual property infringement case relatively low. The Company has not encountered material costs as a result of such obligations and has not accrued any liabilities related to such indemnifications.
Product Warranty—The Company's standard license agreements generally include a one-year warranty period for software products that are sold on a perpetual or term basis. The Company provides for the estimated cost of product warranties based on specific warranty claims, if (i) it is probable that a liability exists and (ii) the amount can be reasonably estimated. To date, the Company has not had any material costs associated with these warranties.
18. SUBSEQUENT EVENTS
The Company evaluated all subsequent events up to and through March 30, 2016.  There were no subsequent events to disclose.

PROJECT DIAMOND HOLDINGS CORPORATION

UNAUDITED FINANCIAL STATEMENTS AND NOTES
AS OF SEPTEMBER 30, 2016 AND THE NINE MONTHS ENDED
SEPTEMBER 30, 2016 AND 2015

PROJECT DIAMOND HOLDINGS CORPORATION

2

PROJECT DIAMOND HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,542	$66,172
Accounts receivable, net of allowance of $1,787 and $1,512 at September 30, 2016 and December 31, 2015, respectively	73,156	91,672
Deferred income taxes	8,125	15,196
Prepaid expenses and other current assets	20,437	16,917
Income taxes receivable	246	141
TOTAL CURRENT ASSETS	151,506	190,098

PROPERTY AND EQUIPMENT, NET	29,036	27,916
LONG-TERM DEFERRED INCOME TAXES	603	778
INTANGIBLE ASSETS, NET	272,617	328,629
GOODWILL	724,619	700,910
OTHER ASSETS	16,103	17,025
TOTAL ASSETS	$1,194,484	$1,265,356

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$67,619	$73,689
Deferred revenues	179,733	182,757
Deferred income taxes	152	87
Income taxes payable	333	1,113
TOTAL CURRENT LIABILITIES	247,837	257,646

LONG-TERM DEBT	1,203,430	1,202,512
LONG-TERM DEFERRED INCOME TAXES	79,107	113,484
OTHER TAX LIABILITIES	2,547	2,186
OTHER LONG-TERM LIABILITIES	7,479	11,662
TOTAL LIABILITIES	1,540,400	1,587,490

COMMITMENTS AND CONTINGENCIES (NOTE 8)

STOCKHOLDERS' DEFICIT:
Class A, $0.01 par value - authorized, 750,000 shares; 39,042 and 39,052 issued and	-	-
outstanding at September 30, 2016, and December 31, 2015, respectively
(Liquidation value $43,644,920 at September 30, 2016, and $40,804,230 at December 31, 2015)
Class B, $0.01 par value - authorized, 125,000,000 shares; 94,300,029 and 94,970,313	943	950
issued and outstanding at September 30, 2016, and December 31, 2015, respectively
Class C, $0.01 par value - authorized, 125,000,000 shares; 2,764,716 issued and	28	28
outstanding at September 30, 2016, and December 31, 2015, respectively
Additional paid-in capital	44,450	44,236
Accumulated deficit	(366,346)	(343,211)
Accumulated other comprehensive loss	(24,991)	(24,137)
TOTAL STOCKHOLDERS' DEFICIT	(345,916)	(322,134)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,194,484	$1,265,356
See accompanying notes to unaudited condensed consolidated financial statements.
3

PROJECT DIAMOND HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Nine Months Ended September 30,
	2016	2015
	(Unaudited)	(Unaudited)
REVENUES:
Product revenues	$141,761	$134,729
Maintenance and support services	158,879	152,686
Consulting services and other revenues	51,592	54,774
Total revenues	352,232	342,189

COST OF REVENUES:
Cost of product revenues	49,589	52,710
Cost of maintenance and support services	18,634	18,479
Cost of consulting services and other revenues	48,550	48,622
Total cost of revenues	116,773	119,811
GROSS PROFIT	235,459	222,378

OPERATING EXPENSES:
Research and development	53,273	44,789
Sales and marketing	122,951	131,868
General and administrative	35,102	32,584
Restructuring charge	953	1,150
Total operating expenses	212,279	210,391

INCOME FROM OPERATIONS	23,180	11,987
Interest income	81	27
Interest expense	(60,376)	(52,577)
Other income (expense), net	220	(404)
Loss on extinguishment of debt	-	(15,264)
Gain on assignment of WMG contracts	5	153
LOSS BEFORE INCOME TAXES	(36,890)	(56,078)
Income tax benefit	(16,664)	(18,763)
NET LOSS	$(20,226)	$(37,315)

See accompanying notes to unaudited condensed consolidated financial statements.
4

PROJECT DIAMOND HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands)

	Nine months ended September 30,
	2016	2015
	(Unaudited)	(Unaudited)

Net Loss	$(20,226)	$(37,315)
Other comprehensive loss, net of tax	(854)	(7,327)
Comprehensive loss	$(21,080)	$(44,642)

See accompanying notes to unaudited condensed consolidated financial statements.
5

PROJECT DIAMOND HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Nine Months Ended September 30,
	2016	2015
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,226)	$(37,315)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	1,762	1,518
Depreciation and amortization	79,495	95,276
Amortization of debt issuance costs and debt discount	1,255	1,191
Loss on extinguishment of debt	-	15,264
Gain on assignment of WMG contracts	(5)	(153)
Stock-based compensation expense	241	309
Restructuring charge, net	(196)	385
Loss on disposal of fixed assets	73	23
Other non-cash activity	(9)	(108)
Deferred income taxes	(27,137)	(27,590)
Changes in assets and liabilities:
Accounts receivable	19,963	22,616
Prepaid expenses and other assets	4,294	(3,949)
Accounts payable and accrued expenses	(7,436)	(323)
Income taxes receivable/payable	(1,103)	4,398
Other tax liabilities	361	15
Other long-term liabilities	(888)	(1,924)
Deferred revenues	(7,908)	(4,388)
Net Cash Provided by Operating Activities	42,536	65,245
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Union Square Software Ltd., net of cash acquired	(44,000)	-
Acquisition of HRsmart, Inc., net of cash acquired	-	(44,106)
Acquisition of Centurion, LLC	-	(500)
Acquisition of intellectual property	-	(600)
Purchase of property and equipment	(8,119)	(10,515)
Capitalized software development costs	(1,030)	(525)
Net Cash Used in Investing Activities	(53,149)	(56,246)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	43	27
Repurchase of common stock	(2,986)	(229,460)
Dividends paid to shareholders	-	(53,254)
Proceeds from issuance of debt, net of original issuance discount	-	288,642
Repayment of debt	148	(7,062)
Proceeds from revolving line of credit	10,000	15,000
Repayment of borrowings from line of credit	(10,000)	(15,000)
Payments for debt issuance costs	-	(2,371)
Net Cash Used in Financing Activities	(2,795)	(3,478)
IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(3,222)	(1,861)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(16,630)	3,660
CASH AND CASH EQUIVALENTS––Beginning of period	66,172	52,135
CASH AND CASH EQUIVALENTS––End of period	$49,542	$55,795

See accompanying notes to unaudited condensed consolidated financial statements.
6

PROJECT DIAMOND HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT (Unaudited)
(in thousands, except share data)

									Accumulated
	Class A		Class B		Class C		Additional		Other	Total
	Common Stock		Common Stock		Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Deficit

Balance at January 1, 2016	39,052	$–	94,970,313	$950	2,764,716	$28	$44,236	$(343,211)	$(24,137)	$(322,134)

Net loss								(20,226)		(20,226)
Stock-based compensation expense							241			241
Stock options exercised			13,489				43			43
Other comprehensive loss									(854)	(854)
Repurchase of common stock	(10)		(683,773)	(7)			(70)	(2,909)		(2,986)

Balance at September 30, 2016	39,042	$–	94,300,029	$943	2,764,716	$28	$44,450	$(366,346)	$(24,991)	$(345,916)

See accompanying notes to unaudited condensed consolidated financial statements.

7

PROJECT DIAMOND HOLDINGS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1. BASIS OF PRESENTATION
The accompanying condensed consolidated financial statements as of September 30, 2016 and for the nine month periods ended September 30, 2016 and 2015 are unaudited. In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly the financial position, results of operations, comprehensive loss and cash flows of Project Diamond Holdings Corporation ("PDHC" and, together with its subsidiaries, the "Company") for all periods presented. The December 31, 2015 financial position data included herein was derived from the 2015 audited consolidated financial statements but does not include all disclosures required by generally accepted accounting principles in the United States of America ("GAAP").
The Company's management has made estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these condensed consolidated financial statements in conformity with GAAP. Actual results could differ from those estimates.
 The results of operations for the nine months ended September 30, 2016 are not necessarily indicative of the results to be expected for the full year. These unaudited condensed consolidated financial statements should be read in conjunction with the Company's 2015 audited condensed consolidated financial statements and the notes thereto, which are included in this 8-K filing.
2. RECENT ACCOUNTING PRONOUCEMENTS
The Financial Accounting Standards Board ("FASB") establishes changes to accounting principles under GAAP in the form of Accounting Standards Updates ("ASU") to the FASB's Accounting Standards Codification ("ASC").  The Company considers the applicability and impact of all ASUs.  Any recent ASUs not listed below were assessed and determined to be either not applicable or are expected to have an immaterial impact on the Company's results of operations, financial position or cash flows.
Recently Adopted Accounting Pronouncements
In September 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments, providing guidance to simplify the accounting for measurement period adjustments. This update, effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years, requires that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The Company adopted the update effective January 1, 2016.  The update did not have a material impact on its results of operations, financial condition or cash flows.
In April 2015, the FASB issued ASU No. 2015-05, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Customer's Accounting for Fees Paid in a Cloud Computing Arrangement, providing guidance to determine whether the fee paid by an entity for a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the software license element of the arrangement should be accounted for consistently with the acquisition of other software licenses. A cloud computing arrangement that does not include a software license should be accounted for as a service contract.  The update is effective for annual periods beginning after December 15, 2015, and may be adopted prospectively or retrospectively. The Company adopted the guidance prospectively effective January 1, 2016. The update did not have a material impact on its results of operations, financial condition or cash flows.
In January 2015, the FASB issued ASU No. 2015-01, Income Statement - Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items, which eliminates from GAAP the concept of extraordinary items. Prior guidance required that an entity separately classify, present, and disclose extraordinary events and transactions. The Company adopted the guidance effective January 1, 2016. The update did not have a material impact on its results of operations, financial condition or cash flows.
Recent Accounting Pronouncements
In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which clarifies the classification of certain cash receipts and cash payments in the statement of cash flows. This update, effective for annual reporting periods after December 15, 2017, including interim periods within those annual periods, addresses the following eight specific cash flow issues: Debt prepayment or debt extinguishment costs; settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are
8

insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies (including bank-owned life insurance policies); distributions received from equity method investees; beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle.  The Company does not expect the update to have a material impact on its results of operations, financial condition or cash flows.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which provides update on lease accounting. The update, effective for annual reporting periods after December 15, 2018, including interim periods within those annual periods, provides amendments to current lease accounting.  These amendments include the recognition of lease assets and lease liabilities on the balance sheet and disclosing other key information about leasing arrangements. The Company is evaluating the impact of the update on its results of operations, financial condition and cash flows.
In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), for all entities by one year These updates, effective for annual reporting periods after December 15, 2017, create a single, comprehensive revenue recognition model for all contracts with customers. The model is based on changes in contract assets (rights to receive consideration) and liabilities (obligations to provide a good or service). Revenue will be recognized based on the satisfaction of performance obligations, which occurs when control of a good or service transfers to a customer. The Company is evaluating the impact of these updates on its results of operations, financial condition and cash flows.
3. BUSINESS ACQUISITIONS
As discussed below, the Company completed one business acquisition in the nine months ended September 30, 2016, with an aggregate purchase price of $44.0, net of cash acquired.  The results of operations of the acquired company has been included in the Company's consolidated results since the date of acquisition.  Supplemental pro forma information has not been provided as the acquisition did not have a material impact on the Company's consolidated results of operations.
On July 19, 2016, the Company acquired 100% of the shares of Union Square Software Limited ("Union Square"), a provider of world-class project information and collaboration software built for the unique needs of the Architecture, Engineering and Construction industry. Union Square is headquartered in Nottingham, England, and empowers more than 450 firms in 15 countries to better manage and collaborate on vital project information, including contacts, emails, drawings and documents.
The Company recorded $22.9 million in goodwill and $16.2 million of other identifiable intangibles in connection with the acquisition; however, purchase price allocations are preliminary pending final adjustments.  The $16.2 million of acquired intangible assets have a weighted average useful life of 6 years.  The amortizable intangible assets include customer relationships of $11.4 million (7 year weighted average useful life), technology of $3.8 million (5 year weighted average useful life), and tradenames of $1.0 million (3 year weighted average useful life).  The goodwill recorded in this transaction is not deductible for tax purposes.
4. INCOME TAXES
The reported benefit for income taxes differs from the amount computed by applying the statutory U.S. federal income tax rate of 35% to the loss before income taxes due to non-deductible expenses as well as the impact of the state tax rate.  During the nine months ended September 30, 2016, the rate was impacted by incremental tax credits as well as the state tax rates.  During the nine months ended September 30, 2015, the rate was impacted by incremental tax credits, the state tax rates and certain non-deductible items.
5. DERIVATIVES
The Company uses derivative instruments to manage risks related to foreign currencies to reduce, eliminate, and efficiently manage the economic impact of these exposures as effectively as possible.  The Company uses foreign currency forward contracts as hedges of anticipated purchases and related costs made by our Philippine subsidiary, whose functional currency is the Philippine Peso.  The Company accounts for all derivative investments in accordance with guidance set forth in ASC 815, Derivatives and Hedging.
For derivative instruments that hedge the exposure to variability in expected future cash flows and are designated as cash flow hedges, the effective portion of the gain or loss on the derivative instrument is reported in accumulated other comprehensive income ("AOCI") in stockholders' equity and reclassified into income in the same period or periods during which the hedged transaction affects earnings.  The ineffective portion of the gain or loss on the derivative instruments, if
9

any, is recognized currently in income.  To receive hedge accounting treatment, cash flow hedges must be highly effective in offsetting changes to expected future cash flows on hedged transactions.
No components of the forward contracts were excluded in the measurement of hedge ineffectiveness and the hedges were found to be effective at September 30, 2016 and September 30, 2015.  No ineffectiveness was recorded during the nine month period ended September 30, 2016 and September 30, 2015.  All notional amounts presented below are measured in U.S. dollar equivalents.
The Company recorded a realized loss on the forward contracts of $0.3 million and $0.6 million for the nine months ended September 30, 2016 and September 30, 2015, respectively, within "Other income (expense), net" in the condensed consolidated statements of operations. There was no impact on the condensed consolidated statements of cash flows.
As of September 30, 2016, the total notional amount of the forward contracts settled was $12.7 million. As of December 31, 2015, the total notional amount of the forward contracts settled was $12.2 million.
6. RELATED PARTY TRANSACTIONS
Deltek has separate advisory service agreements with Thoma Bravo, LLC and Thoma Bravo Partners X, L.P., whereby Deltek is required to pay quarterly management fees equal to $0.5 million and $0.4 million, respectively, which are payable the first business day of each fiscal quarter and reflected in "General and administrative" on the condensed consolidated statements of operations.  In addition, Deltek is required to pay transaction fees equal to the product of 3% of total consideration multiplied by its percentage of ownership of the equity interests of PDHC as a result of any "Permitted Acquisitions" (as defined in the Second A&R First Lien Facilities and 2015 Second Lien Facilities).
During the nine months ended September 30, 2016, Deltek paid transaction fees of $0.7 million to Thoma Bravo, LLC and $0.5 million to Thoma Bravo Partners X, L.P.in connection with the acquisition of Union Square, which are reflected in "General and administrative" on the condensed consolidated statements of operations.
During the nine months ended September 30, 2015, Deltek paid transaction fees of $0.8 million to Thoma Bravo, LLC and $0.6 million to Thoma Bravo Partners X, L.P.in connection with the acquisition of HRsmart, which are reflected in "General and administrative" on the condensed consolidated statements of operations.
7. RESTRUCTURING CHARGE
During 2015, the Company initiated plans to restructure certain of its operations to accelerate and optimize its go-to-market strategy and to take advantage of operational efficiencies following the completion of its most recent acquisition.  During the nine months ended September 30, 2016, the Company recorded restructuring charges of $1.0 million for severance and benefits costs and the remaining liability of $0.3 million is expected to be paid by December 31, 2016.   During the nine months ended September 30, 2015, the Company recorded restructuring charges of $0.7 million for severance and benefits costs under the same plan.
During the nine months ended September 30, 2015, the Company recorded restructuring charges of $0.6 million for severance and benefit costs related to a plan initiated in 2014 and there is no remaining severance and benefits liability for this plan as of September 30, 2016.
The restructuring costs are recorded in "Restructuring charge" in the Company's condensed consolidated statements of operations and the Company accounts for all restructuring plans in accordance with ASC 420, Exit or Disposal Cost Obligations.  Any changes to the estimate of executing any of these restructuring plans will be reflected in the Company's future results of operations.
8. COMMITMENTS AND CONTINGENCIES
 Guarantees—The Company provides limited indemnifications to customers against intellectual property infringement claims made by third parties arising from the use of the Company's software products. Estimated losses for such indemnifications are evaluated under ASC 450, Contingencies, as interpreted by ASC 460, Guarantees. The Company does not believe that it currently has any material financial exposure with respect to the indemnification provided to customers. However, due to the lack of indemnification claims from customers, the Company cannot estimate the fair value nor determine the total nominal amount of the indemnifications, if any.
The Company has secured copyright registrations for its own software products with the U.S. Patent and Trademark Office and with applicable European trademark offices. The Company is provided intellectual property infringement indemnifications from its third-party partners whose technology may be embedded or otherwise bundled with the Company's software products. Therefore, the Company considers the probability of an unfavorable outcome in an intellectual property infringement case relatively low. The Company has not encountered material costs as a result of such obligations and has
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not accrued any liabilities related to such indemnifications.
Product Warranty—The Company's standard license agreements generally include a one-year warranty period for software products that are sold on a perpetual or term basis. The Company provides for the estimated cost of product warranties based on specific warranty claims, if (i) it is probable that a liability exists and (ii) the amount can be reasonably estimated. To date, the Company has not had any material costs associated with these warranties.
Other Matters—Deltek is involved in claims and legal proceedings arising from normal business operations. The Company does not expect these matters, individually or in the aggregate, to have a material impact on the Company's financial condition, results of operations or cash flows.
As reported in our 2015 audited financial statements, the Company filed an arbitration action in December 2015 against a supplier of a component of one of Deltek's software products.  The action pertained to royalties owed under a contract Deltek entered into late 2009 with a company later acquired by the supplier.  On October 6, 2016, the Company reached a preliminary settlement with the supplier for $3.0 million, which was finalized in November of 2016.  The Company recorded a liability of $3.0 million during the nine months ended September 30, 2016.  The liability is reflected in "Accounts payable and accrued expenses" on the condensed consolidated balance sheets.
9. SUBSEQUENT EVENTS
On December 27, 2016, Roper Technologies, Inc. acquired 100% of the shares of PDHC (the parent company of Deltek) in a $2.8 billion all-cash transaction.

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